                       STOCK AND ASSET PURCHASE AGREEMENT

                           DATED AS OF AUGUST 11, 1998
                                  BY AND AMONG
                          MCTI ACQUISITION CORPORATION
                              MICRODYNE CORPORATION
                                 GARY W. GALLUPE
                               LILLIAN M. GALLUPE
                               GEOFFREY D. TIMMER
                                  JACK ANDERSON
                                DEAN KOBASHIGAWA

                                       AND

                       THE OTHER STOCKHOLDERS NAMED HEREIN

                                       AND

                              DIGITAL TELCOM, INC.

                                       AND

                           ACCELERATION SYSTEMS, INC.




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                                TABLE OF CONTENTS

                                                                                                              Page No.

STOCK PURCHASE AGREEMENT..........................................................................................1
ARTICLE I: DEFINITIONS............................................................................................1
   1.01    CERTAIN DEFINITIONS....................................................................................1
   1.02    OTHER DEFINITIONS......................................................................................9
   1.02    INTERPRETATION........................................................................................10
ARTICLE 11: SALE OF PURCHASED STOCK AND ASSETS; CLOSING..........................................................10
   2.01    PURCHASE AND SALE.....................................................................................10
   2.02    PURCHASE PRICE........................................................................................12
   2.03    CLOSINGS..............................................................................................12
   2.04    ESCROW................................................................................................13
   2.05    EFFECT OF FAILURE OF ANY SELLER TO DELIVER............................................................14
   2.06    EARN OUT AMOUNT.......................................................................................14
   2.07    MICRODYNE'S GUARANTEE OF THE PURCHASER................................................................16
ARTICLE III:       REPRESENTATIONS AND WARRANTIES OF SELLERS.....................................................16
   3.01    ORGANIZATION AND QUALIFICATION........................................................................16
   3.02    CAPITAL STOCK.........................................................................................16
   3.03    AUTHORITY.............................................................................................17
   3.04    SUBSIDIARIES; OFFICERS AND DIRECTORS; CHARTER AND BYLAWS..............................................17
   3.05    NO CONFLICTS..........................................................................................17
   3.06    GOVERNMENTAL APPROVALS AND FILINGS....................................................................18
   3.07    MINUTE BOOKS AND RECORDS..............................................................................18
   3.08    FINANCIAL STATEMENTS AND RECORDS......................................................................18
   3.09    ABSENCE OF CHANGES....................................................................................20
   3.10    NO UNDISCLOSED LIABILITIES............................................................................22
   3.11    TAXES.................................................................................................22
   3.12    LEGAL PROCEEDINGS.....................................................................................24
   3.13    COMPLIANCE WITH LAWS AND ORDERS.......................................................................24
   3.14    PLANS.................................................................................................24
   3.15    REAL PROPERTY.........................................................................................26
   3.16    TANGIBLE PERSONAL PROPERTY............................................................................27
   3.17    INTELLECTUAL PROPERTY RIGHTS..........................................................................27
   3.18    CONTRACTS AND ACQUIRED BUSINESSES.....................................................................28
   3.19    PERMITS AND LICENSES..................................................................................31
   3.20    INSURANCE.............................................................................................32
   3.21    AFFILIATE TRANSACTIONS................................................................................32
   3.22    EMPLOYEES, LABOR RELATIONS............................................................................33
   3.23    ENVIRONMENTAL MATTERS.................................................................................33
   3.24    SUBSTANTIAL CUSTOMERS AND SUPPLIERS...................................................................34
   3.25    ACCOUNTS RECEIVABLE...................................................................................34
   3.26    INVENTORY.............................................................................................34
   3.27    BROKERS...............................................................................................34
   3.28    RESTRICTIONS ON CONDUCT OF BUSINESS...................................................................34
   3.29    BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS........................................................35
   3.30    WARRANTIES............................................................................................35
   3.31    BUSINESS PLAN.........................................................................................35
   3.33    CERTAIN PRACTICES.....................................................................................35
   3.34    DISCLOSURE............................................................................................35
ARTICLE IV:        REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MICRODYNE.....................................36
   4.01    ORGANIZATION..........................................................................................36

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
   4.02    AUTHORITY.............................................................................................36
   4.03    NO CONFLICTS..........................................................................................36
   4.04    GOVERNMENTAL APPROVALS AND FILINGS....................................................................37
   4.05    LEGAL PROCEEDINGS.....................................................................................37
   4.06    BROKERS...............................................................................................37
ARTICLE V: CERTAIN AGREEMENTS OF THE PARTIES.....................................................................37
   5.01    CONDUCT OF BUSINESS PRIOR TO THE CLOSING..............................................................37
   5.02    ACCESS TO INFORMATION.................................................................................40
   5.03    BOOKS AND RECORDS.....................................................................................40
   5.04    CONFIDENTIALITY.......................................................................................41
   5.05    REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.........................................................41
   5.06    NO SOLICITATION OF OFFERS, ETC........................................................................42
   5.07    NOTICE OF CERTAIN MATTERS.............................................................................42
   5.08    INTERIM FINANCIAL STATEMENTS..........................................................................43
   5.09    SELLERS' OBLIGATIONS..................................................................................43
   5.10    FURTHER ACTION........................................................................................43
   5.11    ALLOCATION OF PURCHASE PRICE..........................................................................43
   5.12    HSR FILING............................................................................................43
   5.13    CERTAIN EMPLOYEE AND SELLER MATTERS...................................................................43
   5.14    CERTAIN PERFORMANCE BONUSES...........................................................................44
   5.15    BULK SALES LAWS.......................................................................................44
   5.16    USE AND CHANGE OF NAMES...............................................................................44
   5.17    ESTOPPEL CERTIFICATES FOR LEASED REAL PROPERTY........................................................44
   5.18    SELLING COMPANY ARTICLES OF TRANSFER..................................................................44
   5.19    SECTION 1445..........................................................................................44
   5.20    RELEASE OF LEASED PROPERTY LIENS......................................................................44
   5.21    CERTAIN ASSUMED LIABILITIES, CERTAIN PAYMENTS.........................................................45
ARTICLE VI: CONDITIONS TO CLOSING................................................................................45
   6.01    CONDITIONS TO OBLIGATIONS OF SELLERS..................................................................45
      (a)  REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENT...............................................45
      (b)  NO ORDER OR SUIT......................................................................................45
      (c)  GOVERNMENTAL FILINGS AND CONSENTS.....................................................................45
      (d)  LEGAL OPINION.........................................................................................46
      (e)  INCUMBENCY CERTIFICATE................................................................................46
      (f)  PROCEEDINGS...........................................................................................46
      (g)  NON-COMPETITION AGREEMENT.............................................................................46
      (h)  PAY-OFF OF TARGET COMPANY LOAN........................................................................46
      (i)  THIRD PARTY CONSENTS..................................................................................46
      (j)  ORGANIZATIONAL DOCUMENTS..............................................................................46
      (k)  GOOD STANDING.........................................................................................46
      (l)  NO MATERIAL ADVERSE EFFECT............................................................................46
      (m)     EMPLOYMENT AGREEMENTS..............................................................................47
   6.02    CONDITIONS TO OBLIGATIONS OF THE PURCHASER............................................................47
      (a)  REPRESENTATIONS AND WARRANTIES, COVENANTS.............................................................47
      (b)  NO ORDER OR SUIT......................................................................................47
      (c)  GOVERNMENTAL FILINGS AND CONSENTS.....................................................................47
      (d)  THIRD PARTY CONSENTS..................................................................................48
      (e)  PURCHASER FINANCING...................................................................................48
      (f)  LEGAL OPINION.........................................................................................48
      (g)  RESIGNATION OF DIRECTORS AND OFFICERS OF TARGET COMPANIES.............................................48
      (h)  ORGANIZATIONAL DOCUMENTS..............................................................................48
      (i)  GOOD STANDING.........................................................................................48
      (j)  NO MATERIAL ADVERSE EFFECT............................................................................48
      (k)  INCUMBENCY CERTIFICATE................................................................................48


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
      (l)  MINUTE AND STOCK BOOKS................................................................................48
      (m)     ASSIGNMENT AND RELEASE OF CLAIMS...................................................................48
      (n)  CERTAIN EMPLOYMENT MATTERS............................................................................48
      (o)  REPAYMENT OF INDEBTEDNESS.............................................................................49
      (p)  DISCHARGE OF LIENS....................................................................................49
      (q)  NON-COMPETITION AGREEMENT.............................................................................49
      (r)  PROCEEDINGS...........................................................................................49
      (s)  NON-FOREIGN CERTIFICATE...............................................................................49
      (t)  USE AND CHANGE OF NAMES...............................................................................49
      (u)  SELLING COMPANY ARTICLES OF TRANSFER..................................................................49
      (v)  ESTOPPEL CERTIFICATES.................................................................................49
ARTICLE VII: SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...................................50
   7.01    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................................50
ARTICLE VIII: INDEMNIFICATION....................................................................................50
   8.01    INDEMNIFICATION.......................................................................................50
   8.02    METHOD OF ASSERTING CLAIMS............................................................................51
ARTICLE IX: TERMINATION..........................................................................................53
   9.01    GROUNDS FOR TERMINATION...............................................................................53
   9.02    EFFECT OF TERMINATION.................................................................................54
ARTICLE X: SELLERS' REPRESENTATIVE...............................................................................55
   10.01   APPOINTMENT OF SELLERS' REPRESENTATIVE................................................................55
   10.02   LIMITATION OF LIABILITY...............................................................................55
   10.03   ACTIONS BINDING.......................................................................................55
ARTICLE XI: ARBITRATION OF DISPUTES..............................................................................55
   11.01   ARBITRATION...........................................................................................55
   11.02   PROCEDURE FOR ARBITRATION.............................................................................55
   11.03   LIMITATION ON POWERS OR ARBITRATORS...................................................................56
ARTICLE XII: MISCELLANEOUS.......................................................................................56
   12.01   NOTICES...............................................................................................56
   12.02   ENTIRE AGREEMENT, AMENDMENT...........................................................................58
   12.03   EXPENSES..............................................................................................58
   12.04   CUMULATIVE REMEDIES...................................................................................58
   12.05   WAIVER................................................................................................58
   12.06   NO ASSIGNMENT, BINDING EFFECT.........................................................................58
   12.07   INVALID PROVISIONS....................................................................................58
   12.08   GOVERNING LAW.........................................................................................59
   12.09   CONSTRUCTION..........................................................................................59
   12.10   TIME PERIODS..........................................................................................59
   12.11   COUNTERPARTS..........................................................................................59


                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE      DESCRIPTION
--------      -----------

1.01     Certain Liens
2.03(b)  Shareholder Percentage; Shares, Options and Loan Accounts to be Sold
3.01 Jurisdictions in which the Company is Qualified to do Business 3.02(b) Material Terms of Options to Acquire Target Company Stock
3.04     Directors and Officers of the Companies
3.05     Conflicts, Violations and Breaches
3.06     Governmental Approvals and Filings




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3.08(a)  Financial Statements
3.08(c)  Accounting Principles for Certain Determinations
3.09     Absence of Changes
3.10     Certain Liabilities
3.11     Taxes
3.12     Legal Proceedings and Attorneys' Letters
3.14     Plans
3.15     Real Property
3.16     Tangible Personal Property
3.17     Intellectual Property
3.18     Contracts
3.18(e)  Orders on Hand on Effective Date
3.19     Permits and Licenses
3.20     Insurance
3.21(a)  Affiliate Transactions
3.21(b)  Non-Arms Length Transactions
3.21(c)  Inter-Company Transaction
3.22     Employees; Labor Relations
3.23     Environmental Matters
3.24     Largest Customers and Suppliers
3.26     Inventory
3.29     Bank and Brokerage Accounts; Investment Assets
3.30     Warranties
3.31     Business Plan
4.04     Purchaser Governmental Approvals and Filings
5.11     Allocation of Purchase Price
6.02(d)  Required Consents - Purchaser Condition

EXHIBIT           DESCRIPTION
-------           -----------

Exhibit A         Assignment and Release of Claims
Exhibit B         Assignment of Options
Exhibit C         Escrow Agreement
Exhibit D         Non-Competition Agreement
Exhibit E         Opinion of McGuire, Woods, Battle & Boothe LLP
Exhibit F         Employment Agreement and Employees
       Exhibit F-1:      Form of Employment Agreement
       Exhibit F-2:      Certain Employees
       Exhibit F-3:      Form of Employee Non-Disclosure, Development and
                         Assignment of Proprietary Rights Agreement
       Exhibit F-4:      Certain Employees
Exhibit G         Opinion of Tucker, Flyer & Lewis
Exhibit H         Names and Addresses of Other Stockholders
Exhibit I         Bill of Sale and Assignment
Exhibit J         Instrument of Assumption of Certain Liabilities
       Exhibit J-1:      ASI
       Exhibit J-2:      DTI
Exhibit K         Performance Bonus Plan
Exhibit L         Certificate of Non-Foreign Status


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                       STOCK AND ASSET PURCHASE AGREEMENT

         This STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 11, 1998, is entered into by and among MCTI Acquisition Corporation, a Maryland corporation ("Purchaser"), Microdyne Corporation, a Maryland corporation ("Microdyne"); Gary W. Gallupe ("Mr. Gallupe"), Lillian M. Gallupe ("Mrs. Gallupe"), Geoffrey D. Timmer ("Mr. Timmer"), Jack Anderson ("Mr. Anderson"), and Dean Kobashigawa ("Mr. Kobashigawa") (collectively the "Principal Stockholders" and each a "Principal Stockholder"); and those individuals listed under the heading "Other Stockholders" on the signature pages hereto (the "Other Stockholders", and collectively with the Principal Stockholders, the "Individual Sellers" and each an "Individual Seller"), Digital Telcom, Inc., a Maryland corporation ("DTI"), and Acceleration Systems, Inc., a Maryland corporation ("ASI", and collectively with DTI, the "Selling Companies") (the Individual Sellers and the Selling Companies being collectively referred to as the "Sellers" and each a "Seller").

                                   BACKGROUND

         The Individual Sellers collectively own and desire to sell to the Purchaser all of the issued and outstanding shares of capital stock of Apcom, Inc., a Maryland corporation ("Apcom") consisting of 3,091,030 shares of common stock of par value $0.01 per share (the "Apcom Stock") and of Celerity Systems Incorporated, a California corporation ("Celerity," and with Apcom, the "Target Companies" and each a "Target Company") consisting of 2,293,800 shares of common stock of no par value per share, (the "Celerity Stock", and with the Apcom Stock, the "Purchased Stock") (the Target Companies and the Selling Companies being collectively referred to as the "Companies" and each a "Company"), together with all rights or options to acquire any shares of capital stock of the Target Companies and any and all shareholder loan accounts or other claims of any of the Sellers or their Affiliates against the Target Companies. The Selling Companies own and desire to sell to Purchaser their entire business, assets and undertaking (the "Purchased Assets"). The Purchaser desires to purchase the Purchased Stock and Purchased Assets from Sellers. The Purchaser and the Sellers wish to make the economic benefits of the purchase and sale transactions contemplated hereby effective (if the closings hereunder occur in accordance herewith) as and from the close of business on May 31, 1998, such that the Target Companies and the businesses of the Selling Companies shall be considered to have been operated for the economic benefit of the Purchaser as and from such date.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I: DEFINITIONS

         1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings set forth below:

                  "Acquired Businesses" means the businesses conducted by the Target Companies and the businesses of the Selling Companies comprised of and conducted with the Purchased Assets acquired by, and the Assumed Liabilities assumed by, the Purchaser from the Selling Companies, at and as of the Closing Date, together with, in the case of the determination of the Earn Out Amount, any internally generated expansion of or growth in such businesses but excluding therefrom any lines of business or products or services conducted or sold by the Purchaser as of the Closing Date (to the extent not conducted by the Target


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Companies or the Selling Companies as of the Closing Date) and any lines of business, products or services introduced to such businesses after the Closing Date by acquisition from any Person after the Closing Date.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of such Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Stock and Asset Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Assignment and Release of Claims" means the assignment and release of claims executed and delivered by each of the Individual Sellers (other than those Individual Sellers transferring solely Purchased Options), substantially in the form and to the effect of Exhibit A hereto, as such assignment and release of claims may be amended, modified or restated from time to time.

                  "Associate" means, with respect to any Person, (a) any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity or (b) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Companies, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, computerized records, operating data and plans, associated software and documentation, and environmental studies, audits, reports and plans.

                  "Business Combination" means, with respect to any Person, any
(a) merger, amalgamation, consolidation or combination to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (c) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (d) any sale


                                       2
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(including, without limitation, a bulk sale), dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (e) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

                  "Business or Condition of the Company" means the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations, Assets and Properties and prospects of a Company.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Richmond, Virginia are authorized or obligated to close.

                  "Cash Equivalents" of any Person means any investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard and Poors and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such investment matures within one year from the date of acquisition thereof by such Person.

                  "Claim Notice" means written notification pursuant to Section 8.02(a) of a Third Party Claim as to which indemnity under Section 8.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and otherwise describing the Indemnified Party's claim against the Indemnifying Party under Section 8.01.

                  "Company" or "Companies" has the meaning ascribed to it in the forepart of this Agreement (and, unless the context otherwise requires, shall include any predecessor of such Company).

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, commitment or understanding (whether written or oral).

                  "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of the Sellers, and the schedules delivered by or on behalf of Purchaser to the Sellers, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of an Indemnity Notice.

                  "$" or "Dollars" means lawful currency of the United States of America.

                  "EBIT" of any Person means earnings, before interest and taxes, as determined by excluding from earnings (a) all extraordinary gains and losses and all fees and expenses relating thereto, and (b) all gains and losses from the disposition of assets other than in the ordinary course of business.

                  "Effective Date" means the close of business on May 31, 1998.

                  "Environment" means all air, surface water (including, without limitation, navigable waters and ocean waters), groundwater, drinking water supplies, stream sediments or land (including land surface or subsurface), including all fish, wildlife, biota and all other natural resources.

                  "Environmental Claim" means any administrative or judicial action, suit, order, claim, lien, notice, notice of violation, investigation, complaint, request for information, proceeding, or other communication (written or oral), whether criminal, penal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental or Regulatory Authority, private person or citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of or Liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release, or threatened Release into the Environment of any Hazardous Substances at any location, including but not limited to any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal.

                  "Environmental Law" means any and all current and future United States federal, state and local, civil, penal and criminal Laws (including administrative and judicial interpretations of these Laws by any Governmental or Regulatory Authority), statutes, ordinances, orders, codes, treaties, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the foreign analogies thereof, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

                  "Environmental Liabilities" means Liabilities of a Person that arise under any Environmental Law, including, but not limited to, all financial responsibility under any Environmental Law for site assessments, investigatory and testing costs, clean-up costs or corrective actions (including, without limitation, for any removal, remedial or other response actions), and any other costs, fines or penalties.

                  "Environmental Permit" means any United States federal, state, or local permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Escrow Agent" means Crestar Bank, N.A., a national banking association, or another financial institution satisfactory to Purchaser and the Sellers' Representative.

                  "GAAP" means United States generally accepted accounting principles (as defined by the United States Financial Accounting Standards Board), consistently applied.



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
                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, ministry, department, commission, official or other instrumentality or regulatory body or governmental authority, or of any state, territorial, provincial, county, city or other political subdivision, of the United States or any foreign country and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

                  "Government Contract" means any Contract pursuant to which any products (including without limitation Intellectual Property) or services are to be produced for or sold or supplied to any United States federal, state or local or foreign Governmental or Regulatory Authority, including without limitation to any other Person under a Contract pursuant to the terms of which compliance with the rules and regulations of the relevant United States federal, state or local or foreign Governmental or Regulatory Authority is required in connection with the sale or supply to such other Person in connection with the resale or supply of such products or services to such United States federal, state or local or foreign Governmental or Regulatory Authority.

                  "Hazardous Substances" means all contaminants, pollutants, chemicals, deleterious substances, wastes or industrial, toxic or hazardous wastes or substances including, without limitation, petroleum and petroleum products, asbestos in any form that is or could become friable, urea, formaldehyde, foam insulation and transformers or other equipment that contain dielectric fluid levels of polychlorinated biphenyls ("PCBs"), flammable material, radioactive materials, (or any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority), issued or discharged into the Environment in a greater quantity or concentration than that provided for in any Environmental Law or the presence of which in the Environment is prohibited pursuant to any Environmental Law. For the purposes of this definition, "contaminants" means any solid, liquid or gaseous matter, microorganism, sound, vibration, ray, heat, water, radiation or a combination of any of them that adversely alters the quality of the Environment.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Indebtedness" of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (d) all capital lease obligations of such Person, (e) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (f) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (g) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person or for which such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, (h) all obligations of others guaranteed by such Person, and (i) with respect to any swaps, puts calls, collars, caps or other derivative transactions with respect to or in connection with any of the foregoing.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article VIII.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

                  "Indemnity Notice" means written notification pursuant to
Section 8.02(c) of a claim for indemnity under Article VIII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Intellectual Property" means all United States, and foreign trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, mask works, brand names, trade dress, industrial or product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether or not patentable), invention disclosures, processes, formulae, industrial models, designs, specifications, data, databases and data collections, technology, methodologies, computer programs (including all source codes, object codes, firmware, development tools, files, records and data), and any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all common law and world-wide rights to, pending United States, and foreign applications for and registrations of, patents (including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part), trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, financial assets, security entitlements, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, limited liability companies and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any Company.

                  "IRS" means the Internal Revenue Service of the United States.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements of any Governmental or Regulatory Authority having the effect of law in the United States or, any foreign country or any state, county, province, territory, city or other political subdivision thereof.

                  "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including, without limitation, fines, penalties, judgments, awards, settlements respecting any judicial, administrative or arbitration proceedings, damages, losses, claims or demands with respect to any Law.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any damage, fine, fee, penalty, deficiency, diminution in value of investment, loss or expense, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation, arbitration or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation all fees and expenses of attorneys incurred in connection with (a) the investigation or defense of any Third Party Claim or (b) asserting or disputing any right under this Agreement against any party hereto or otherwise).

                  "Operative Agreements" means this Agreement, the Escrow Agreement, the Gallupe Non-Competition Agreement, the Employment Agreements, the Assignment and Release of Claims, the Assignment of Options, and the Employee Non-Disclosure, Development and Assignment of Proprietary Rights Agreement.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Permitted Liens" means (a) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics, material men and other similar Persons imposed by applicable Law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and which, in the case of Owned Real Property, shall have been discharged before the Closing; (c) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (d) Liens specifically identified in the Effective Date Balance Sheet; (e) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (f) other Liens set forth in Section 1.01 of the Disclosure Schedule; provided, however, that (X) with respect to each of the foregoing clauses (a) through (f), to the extent that any such Lien arose on or prior to the date of the Effective Date and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on the Effective Date Balance Sheet in conformity with GAAP, and (Y) with respect to the foregoing clause (f), to the extent that any such Lien secures any Indebtedness (other than a lease of tangible personal property secured only by, or with respect to which there exists only a notice filing that relates only to the, the tangible personal property so leased and proceeds thereof) has been discharged as of the Effective Date, such Lien shall not be a Permitted Lien. Notwithstanding the foregoing, no Lien arising under the Internal Revenue Code (other than as expressly referred to in (a) above) shall be a Permitted Lien.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any employee pension plan, and any bonus, incentive compensation, deferred compensation, profit sharing, retirement, savings, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, medical, dental, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, program or arrangement of any kind providing money (other than as current salary or wages), services, property or other benefits, written or oral, funded or unfunded, and including all that have been frozen or terminated, and all trust, escrow or similar agreements related thereto, funded or unfunded, which are maintained by any Company with respect to any of its present or former employees, independent contractors, directors, officers or shareholders or with respect to which any Company has made or is required to make payments, transfers or contributions or is required to administer and make regulatory filings.

                  "Purchased Loan Accounts" means any and all Indebtedness of the Target Companies to the Sellers or their Affiliates.

                  "Purchased Options" means the Options of the Individual Sellers to acquire shares of capital stock in or other securities of the Target Companies.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

                  "Representatives" means Purchaser and its Affiliates and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

                  "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of an Arbitration Notice.

                  "Seller's Knowledge" means to the best of the knowledge and belief of the Individual Sellers and the directors and officers of the Companies after making reasonable and prudent inquiry and investigation in connection therewith.

                  "Securities Act" means the (United States) Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Site" means any of the real properties currently or previously owned, leased or operated by any Company, any predecessors of any Company or any entities previously owned by any Company, including all soil, subsoil, surface waters and groundwater thereat.

                  "Subsidiary" means, with respect to any Company, (a) any other corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Company, and (b) any partnership, joint venture or other similar relationship between such Company (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise) and any limited liability company, in each case if such Company has a 10% or more equity interest therein.

                  "Tax" or "Taxes" means all United States and foreign federal, state, territorial, provincial or local net or gross income, gross receipts, net proceeds, sales, use, franchise, ad valorem, real or personal property (tangible and intangible), value added, transfer, franchise, stamp, leasing, lease, user, transfer, fuel, excess profits, undistributed profits, windfall profits, blank share, issued share, bearer share, capital stock, customs duties, recapture, license, employee income withholding, dividend withholding, interest withholding, other withholding, payroll, employment, unemployment, social security, pension, health, old age security, unemployment, excise, property, disability, severance, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies or other charges of any nature whatever imposed by any Governmental Authority, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Tax Returns" means any and all United States and foreign federal, state, territorial, provincial or local returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "Taxing Authority" means the IRS and any other governmental or Regulatory Authority in the United States federal, foreign jurisdiction, or any state, country, province, territory, or local jurisdiction therein, having or purporting to exercise jurisdiction with respect to any Tax.

         1.02 OTHER DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings set forth in the sections of this Agreement referred to opposite each such defined term:

"AAA"..................................................................Section 11.01.
"Arbitration Notice"...................................................Section 11.02(b).
"Arbitrators' Report"..................................................Section 11.02(c).
"Assumed Liabilities"..................................................Section 2.01(c).
"Audited Financial Statements".........................................Section 3.08.
"Business Plans".......................................................Section 3.31
"Closing"..............................................................Section 2.03(a).
"Closing Date".........................................................Section 2.03(a).
"Disputes".............................................................Section 11.01.
"Earn Out Amount"......................................................Section 2.02.
"Effective Date Balance Sheet".........................................Section 3.08(a).
"Employees"............................................................Section 3.14(a).
"Employee Non-Competition Agreements"..................................Section 5.13(b).
"Employee Non-Disclosure, Development and
         Assignment of Proprietary Rights Agreement"...................Section 5.13(b).
"Employment Agreements"................................................Section 5.13(a).
"Escrow Agreement".....................................................Section 2.04.
"Escrow Amount"........................................................Section 2.04.
"Escrow Fund"..........................................................Section 2(a) of the Escrow Agreement.
"Evaluation Material"..................................................Section 5.04(a).
"Excluded Assets"......................................................Section 2.01(d)
"Financial Statements".................................................Section 3.08.
"Gallupe Non-Competition Agreement"....................................Section 5.13(c).
"Individual Seller" or "Individual Sellers"............................the forepart of this Agreement.
"Initiating Party".....................................................Section 11.02(b)
"Intellectual Property License Agreements".............................Section 3.17(a).

"Leased Real Property".................................................Section 3.15(a).
"Other Stockholders"...................................................the forepart of this Agreement.
"Owned Real Property"..................................................Section 3.15(a)
"Principal Stockholder" or "Principal Stockholders"....................the forepart of this Agreement.
"Purchase Price".......................................................Section 2.02.
"Purchased Stock"......................................................the forepart of this Agreement.
"Purchaser"............................................................the forepart of this Agreement.
"Purchaser Indemnities"................................................Section 8.01(a).
"Real Property"........................................................Section 3.15(a)
"Real Property Leases".................................................Section 3.15(a).
"Reviewed Financial Statement".........................................Section 3.08.
"Rules"................................................................Section 11.02(b).
"Seller" or "Sellers"..................................................the forepart of this Agreement.
"Seller Indemnities"...................................................Section 8.01(b).
"Sellers' Representative"..............................................Section 10.01.
"Selling Company" or "Selling Companies"...............................the forepart of this Agreement.
"Shareholder Percentage"...............................................Section 2.03.
"Target Company" or "Target Companies".................................the forepart of this Agreement.
"Third Party Claim"....................................................Section 8.02(a).
"Warranty Obligations".................................................Section 3.30.


         1.03 INTERPRETATION. As used in this Agreement, the word "including" means without limitation; the word "or" is not exclusive; and the words "herein", "hereof', "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context otherwise requires. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Unless the context otherwise requires, references herein: (a) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; and (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified through the date hereof unless the context otherwise requires and thereafter from time to time to the extent permitted by this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The Table of Contents and titles to Articles and headings of Sections or Schedules are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II: SALE OF PURCHASED STOCK AND ASSETS; CLOSING

         2.01     PURCHASE AND SALE.

         (a) The Individual Sellers agrees to sell to Purchaser, and Purchaser agrees to purchase from the Individual Sellers, the Purchased Stock, the Purchased Options and the Purchased Loan Accounts owned by the Individual Sellers, and the Selling Companies each agree to sell to Purchaser, and the Purchaser agrees to purchase from each Selling Company, the Purchased Assets free and clear of all Liens other than Permitted Liens, and in connection therewith to assume the Assumed Liabilities all on the terms and subject to the conditions set forth in this Agreement.

         (b) The Purchased Assets shall include, without limitation (other than as expressly set forth in Section 2.01(d), all of the following assets of the Selling Companies:

                  (i) all Owned Real Property, together with the fixtures and other improvements thereto and the appurtenances belonging thereto;

                  (ii) all machinery, equipment, furniture, vehicles, tools, supplies, fuel, spare parts and other tangible personal property;

                  (iii) all raw materials, work-in-process and finished goods;

                  (iv) all Permits which are assignable;

                  (v) all Environmental Permits which are assignable;

                  (vi) all Intellectual Property;

                  (vii) the rights and interests of Selling Companies in, to and under all Contracts;

                  (viii) all accounts receivable and notes receivable;

                  (ix) all Books and Records, wherever located;

                  (x) all forms, labels, stationery, shipping materials, catalogues, brochures, art work, photographs and advertising materials;

                  (xi) all prepaid expenses and deferred charges;

                  (xii) all other Assets and Properties.

         (c) Except to the extent set forth below, at the Closing the Purchaser shall assume (X) all obligations of the Selling Companies under all Contracts, to the extent that such obligations are to be performed after Closing in accordance with their respective provisions; (Y) all such existing liabilities and obligations of the Selling Companies as are reflected in the Effective Date Balance Sheet, but only to the extent of the accrual therefor in the Effective Date Balance Sheet; and (Z) those Liabilities of the Selling Companies whose incurrence after the Effective Date would not breach the provisions of Section 3.10(b), including without limitation those set forth in Section 5.21 (the "Assumed Liabilities"). Notwithstanding the preceding sentence, the following Liabilities of the Selling Companies are expressly excluded from the Assumed
Liabilities:

                  (i) all Liabilities for Taxes (A) incurred by either Selling Company prior to or payable with respect to any period preceding the Effective Date, except to the extent that provision is made therefor in the Effective Date Balance Sheet, or (B) incurred by the Selling Companies with respect to any of the transactions contemplated hereby;

                  (ii) all Liabilities, whether civil or criminal in nature, arising out of any actual or alleged violation by either Selling Company, or by any previous owner of any of the Purchased Assets, of any Laws or Permits.

                  (iii) all Liabilities arising from a breach of any Contract by either Selling Company before the Closing;

                  (iv) all Liabilities arising from litigation pending or threatened against either Selling Company at the time of the Closing;

                  (v) except to the extent expressly provided in Article VII hereof, any liability or obligation in respect of severance or separation pay or employee benefits for present or former employees of either Selling Company; and

                  (vi) all present or future Liabilities to the Sellers and their Affiliates, including without limitation to Harvey Novak or Mr. Timmer for any commissions or bonuses, except as otherwise set forth in
         Section 5.21.

         (d) The Selling Companies shall retain, and the Purchased Assets shall not include, the following properties, assets and other rights of the Selling Companies (collectively, the "Excluded Assets"):

                  (i) the consideration to be paid to the Selling Companies by Purchaser pursuant to this Agreement;

                  (ii) the Selling Companies' rights arising under this Agreement or any other Operative Agreement;

                  (iii) all claims, defenses, choses in action, causes of action and judgment in respect of any Actions or proceedings identified in
         Section 3.12 of the Disclosure Schedule, or with respect to any other liability not assumed by Purchaser; and

                  (iv) all insurance policies other than those that are part of or associated with any Plan; and

                  (v) the outstanding balance of not more than $95,000 on the receivable of $178,769 owed to DTI by CSI and ASI as a commission for products sold by and shipped by CSI and ASI prior to the Effective Date, being the receivable referred to in Section 3.09(d)(ii)(A).

         2.02 PURCHASE PRICE. The aggregate purchase price payable at the Closing for the Purchased Stock, the Purchased Options, the Purchased Loan Accounts, and the Purchased Assets is Fifteen Million Nine Hundred Thousand Dollars ($15,900,000) (the "Purchase Price). In addition to the Purchase Price, and in consideration for the sale by the Sellers to the Purchaser of the Purchased Stock, the Purchased Options, the Purchased Loan Accounts, and the Purchased Assets, the Purchaser shall, subject to the conditions and at the time set forth in Section 2.06, pay to the Sellers an additional and contingent amount of One Million Dollars ($1,000,000) (the "Earn Out Amount"), which, if earned and payable pursuant to Section 2.06, shall be part of the Purchase Price. The Purchase Price other than the Earn-Out Amount is payable in the manner provided in Sections 2.03 and 2.04 and the Earn-Out Amount, if earned and payable, is payable in the manner provided in Section 2.06. The Purchase Price, including the Earn-Out Amount if earned and payable, is allocated between the Purchased Stock, the Purchased Options, the Purchased Loan Accounts and the Purchased Assets as provided in Section 5.11.

         2.03 CLOSINGS.

         (a) The closing (the "Closing") for the purchase and sale contemplated hereunder will take place at the offices of McGuire, Woods, Battle & Boothe LLP, 8280 Greensboro Drive, 9th Floor, Tysons Corner, McLean Virginia 22102-3892, at 10:00 A.M. local time, on August 11, 1998 or such other date as the Purchaser and the Sellers' Representative shall mutually agree (the date and time of the Closing are herein referred to as the "Closing Date").

         (b) At the Closing:

                  (i) Purchaser will pay an aggregate of Thirteen Million Nine Hundred Thousand Dollars ($13,900,000) of the Purchase Price to the Sellers by wire transfer of immediately available funds to such account as each Seller may reasonably direct by written notice delivered to Purchaser by such Seller at least three (3) Business Days before the Closing Date, payable to each Seller in the amount obtained by multiplying $13,900,000 by the percentage set forth opposite such Seller's name in Section 2.03(b) of the Disclosure Schedule (the "Shareholder Percentage"); provided, however, that with respect to any such payment to any Individual Seller which would constitute actual or deemed compensation to such Individual Seller in connection with such Individual Seller's employment with a Company or with respect to which withholding is otherwise reflected in Section 2.03(b) of the Disclosure Schedules, the Purchaser shall withhold from such payment all withholding required in connection therewith under applicable federal and state Tax or other relevant Laws, and such withheld amount shall be deemed for all purposes hereunder to have been paid to such Individual Seller. Any amounts so withheld by the Purchaser shall be paid by the Purchaser to the Target Companies, as applicable. In addition, of the amount of the Purchase Price payable to Mr. Timmer on the Closing Date as reflected in in Section 2.03(a) of the Disclosure Schedule, Mr. Timmer hereby authorizes the Purchaser to pay to Mr. Gallupe on his behalf, and on the Closing Date the Purchaser shall pay to Mr. Gallupe on Mr. Timmer's behalf, an amount of $850,000 in complete satisfaction of the amount owed by Mr. Timmer to Mr. Gallupe, which amount shall for all purposes hereunder be deemed to have been received by Mr. Timmer as part of the Purchase Price. The balance of the Purchase Price other than the Earn Out Amount, comprising $2,000,000, will be paid in the manner provided for in Section 2.04.

                  (ii) Simultaneously, each Individual Seller will sell to Purchaser those shares of Purchased Stock, those Purchased Options, and those Purchased Loan Accounts set forth opposite the name of each such Individual Seller on Schedule 2.03(b) of the Disclosure Schedule (representing, in the aggregate, 100% of each class of outstanding capital stock of each Target Company, all Options to acquire any capital stock or other securities of each Target Company, and all Liabilities of each Target Company to the Sellers and their Affiliates), in each case free and clear of all Liens, and the Selling Companies will sell the Purchased Assets to Purchaser free and clear of all Liens other than Permitted Liens, by delivering to Purchaser (i) stock certificates or stock indemnities evidencing all of the Purchased Stock duly endorsed by the Individual Sellers in blank or accompanied by stock powers duly executed by the Individual Sellers (and also, in the case of any married (by Law, common law or otherwise) Individual Seller resident in a community of property state, executed by the spouse of such Individual Seller) in blank, with all required stock transfer tax stamps affixed or provided for, (ii) assignments of all of the Purchased Options in the form of Exhibit B, duly executed by the Individual Sellers, reflecting the Purchaser as the assignee, (iii) assignments of all of the Purchased Loan Accounts in the form of Exhibit A, duly executed by every Seller on its own behalf and on behalf of every Affiliate of every such Seller, and (iv) a bill of sale and assignment in the form of Exhibit I hereto duly executed by each Selling Company.

                  (iii) The Purchaser shall deliver to the Selling Companies an instrument of assumption of liabilities in the form of Exhibit J-1 hereto with respect to ASI and Exhibit J-2 hereto with respect to DTI, and shall deliver the Escrow Amount to the Escrow Agent and there shall also be delivered by Purchaser and Sellers the opinions, certificates and other agreements, documents and instruments to be delivered under Sections 6.01 and 6.02.

         2.04 ESCROW. On the Closing Date, the Purchaser, as collateral security for the payment of the outstanding balance of the Purchase Price of Two Million Dollars ($2,000,000) not paid to the Sellers at the Closing, shall execute and deliver an Escrow Agreement in the form annexed hereto as Exhibit C (the "Escrow Agreement") and Purchaser shall execute and deliver to and deposit with the Escrow Agreements the sum of Two Million Dollars ($2,000,000) (the "Escrow Amount"). The Escrow Amount shall be payable to the Sellers at the end of the eighteenth month following the month in which the Closing occurs, pursuant to the terms of the Escrow Agreement and subject to the right of the Purchaser and Microdyne to indemnification hereunder pursuant to Article VIII hereof and the provisions of the Escrow Agreement;

provided, however, that with respect to any such payment to any Individual Seller which would constitute actual or deemed compensation to such Individual Seller in connection with such Individual Seller's employment with a Company or with respect to which withholding is otherwise reflected in Section 2.03(b) of the Disclosure Schedules, the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, withhold from such payment all withholding required in connection therewith under applicable federal and state Tax or other relevant Laws, and such withheld amount shall be deemed for all purposes hereunder to have been paid to such Individual Seller. Sellers shall not be entitled at the time of deposit thereof with the Escrow Agent to any of the Escrow Amount deposited by the Purchaser with the Escrow Agent, and shall be entitled to such of the Escrow Amount that becomes payable to Sellers only at such time when such amounts become payable to Sellers pursuant to the terms of the Escrow Agreement. Any amounts paid or released by the Escrow Agent to the Purchaser under Section 4(a) of the Escrow Agreement, including without limitation following an arbitration and an arbitrators report or on the order of a court, shall be treated in the manner contemplated by Section 8.02(f) hereof or, if such treatment is not proper and permissible as contemplated by Section 8.02(f), as though such amount had been paid to the Sellers on account of the Purchase Price and then returned by the Sellers to the Purchaser under Article VIII hereof.

         2.05 EFFECT OF FAILURE OF ANY SELLER TO DELIVER. If any Individual Seller shall fail to deliver on the Closing Date any shares of Purchased Stock to be sold by him or her hereunder, such failure or refusal shall not relieve any other Seller of his, her or its obligations hereunder, and Purchaser, at its option and without prejudice to its rights against such defaulting Seller or Sellers, shall have the right either to accept delivery of the remainder of the shares of Purchased Stock and Purchased Assets that it is entitled to have delivered to it hereunder with a reduction in the Purchase Price for such undelivered securities, or to give notice of its refusal to accept delivery of those shares of Purchased Stock and those Purchased Assets tendered, thereby terminating all its obligations and liabilities to such tendering Sellers.

         2.06 EARN OUT AMOUNT.

         (a) The Purchaser shall, if the conditions in subsection (b) below are met, pay the Earn Out Amount to the Sellers on September 1, 1999, by wire transfer of immediately available funds to such account as each Seller may reasonably direct by written notice delivered to the Purchaser by such Seller at least three (3) Business Days before September 1, 1999, payable to each Seller in the amount obtained by multiplying the Earn Out Amount by each Sellers' Shareholder Percentage; provided, however, that with respect to any such payment to any Individual Seller which would constitute actual or deemed compensation to such Individual Seller in connection with such Individual Seller's employment with a Company or with respect to which withholding is otherwise reflected in
Section 2.03(b) of the Disclosure Schedules, the Purchaser shall withhold from such payment all withholding required in connection therewith under applicable federal and state Tax or other relevant Laws, and such withheld amount shall be deemed for all purposes hereunder to have been paid to such Individual Seller.

         (b) The Earn Out Amount shall be payable if the Acquired Businesses, during the twelve (12) calendar month period commencing June 1, 1998 and ending May 31, 1999, achieve an EBIT of $3,923,000 or more and revenues of $19,615,000 or more, both determined in accordance with GAAP as historically implemented by the Target Companies, consistently applied, and both achieved by the operation of the business in a manner not materially inconsistent with the Business Plans, including with respect to research and development and capital and marketing expenditure, except as otherwise provided for the next sentence.

                  (i) The EBIT shall be determined: (A) without any amortization of goodwill or write up of intangibles associated with the transactions contemplated hereby; (B) without any charge against the Acquired Businesses for any costs associated with the transactions contemplated by this

         Agreement; (C) without any deduction or charge for any deemed compensation attributed to any Individual Seller arising in connection with the sale of the Purchased Stock or Purchased Options to the Purchaser under this Agreement; (D) without any charge against the Acquired Businesses for any general corporate or head office overhead charge by Microdyne; (E) with costs for employee benefits taken into account at whichever is the lower of the per employee (or, where a percentage of salary, at the same percentage) levels that existed prior to the Closing or the actual costs, provided however that if employee benefits are increased after the Closing with the approval of Mr. Timmer and such increase in benefits causes the costs per employee to exceed the pre-Closing costs per employee, then the costs per employee shall be taken into account at their actual amount; (F) after deduction of all incentive compensation, bonuses and commissions paid (not accrued) from June 1, 1998 through May 31, 1999 to employees and executives of the Acquired Businesses; and (G) with a charge against the Acquired Businesses for actual expenses incurred by Microdyne on behalf of the Acquired Businesses, including without limitation for insurance and other items purchased by Microdyne for its operating subsidiaries on a group wide basis.

                  (ii) The EBIT shall be determined after excluding the effect on the Acquired Businesses of any material changes to the Acquired Businesses caused or made by the Purchaser to which the Principal Stockholders then employed by the Acquired Businesses took exception or objected to at the time thereof. If the Purchaser makes or causes any material change to the Acquired Business to which the Principal Stockholders then employed by the Acquired Businesses take exception or object at the time thereof, and if it is reasonably likely that the Earn Out Amount would have been earned but for such change, then the Purchaser shall be obligated to pay the Earn Out Amount. Nothing herein shall be construed as in any way constraining the right of the Purchaser to make changes to the Acquired Businesses, subject to the Purchaser's obligation to pay the Earn Out Amount if so required under this paragraph (ii).

                  (iii) Any revenues, earnings and expenses derived from or related to (A) the exploitation by the Purchaser in its other facilities of any of the products or technology of the Acquired Businesses in markets or applications not being exploited by the Acquired Businesses on the Closing Date shall be excluded from the revenues and EBIT hereunder, and (B) any products or product lines that are transferred to the Acquired Businesses from Microdyne or its Affiliates or that are acquired for the Acquired Businesses by Microdyne.

                  (iv) The EBIT, revenue and balance sheet determinations will be determined in accordance with GAAP (except as otherwise set forth in this Section 2.06(b)) subject to all reserves with respect thereto, and may be adjusted retrospectively at any time up to the date on which the Earn-Out Amount is to be paid to reflect any matter or circumstance relevant to the determination thereof for the relevant period, including without limitation any receivables generated during such period which are unpaid at the end of such period and with respect to which a reserve is required to be made prior to the date on which the Earn-Out Amount is to be paid.

                  (v) If any one of the EBIT or revenue criteria are not met or achieved, then no Earn Out Amount shall be payable.

         (c) During the month of June, 1999, the Purchaser and those Principal Stockholders who are employed by the Purchaser or the Target Companies at that time shall prepare a balance sheet, statement of operations and cash flow for the Acquired Businesses at and for the twelve (12) month period ending May 31, 1999. If the Purchaser and the Sellers' Representative do not agree on whether or not the conditions to the payment to Earn Out Amount have been met, then the disagreement shall be resolved pursuant to the arbitration provisions set forth in Article XI.

         2.07 MICRODYNE'S GUARANTEE OF THE PURCHASER. Microdyne shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by Purchaser.


ARTICLE III:        REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, and except as set forth in the Disclosure Schedule (with Section references corresponding to those set forth below), each of the Sellers hereby represents, warrants, covenants and agrees, jointly and severally (subject to Article VIII), to and with Purchaser as follows:

         3.01 ORGANIZATION AND QUALIFICATION. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, in the case of Apcom, DTI and ASI, or California in the case of Celerity, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Company is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions listed in Section 3.01 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted would not have a material adverse effect on such Company. The business now being conducted by each Company has not been conducted under any other name.

         3.02 CAPITAL STOCK.

                  (a) The authorized capital stock of:

                           (i) Apcom consists of twenty million (20,000,000) shares of shares of common stock, par value $0.01 per share; and

                           (ii) Celerity consists of five million (5,000,000) shares of common stock without par value.

                  (b) The only issued and outstanding shares of common stock of the Target Companies are the shares of Purchased Stock, all of which are validly issued, fully paid and nonassessable, and the issuance of all of which was in compliance with all applicable Laws. The only Options to acquire shares of stock in the Target Companies are the Purchased Options, all of the material terms of which are set forth in Section 3.02(b) of the Disclosure Schedule. The share ledger of each Target Company accurately reflects all issuances and transfers of such Target Company's capital stock since the incorporation of such Target Company.

                  (c) Except for the Purchased Stock and for shares of common stock of the Target Companies issuable upon exercise of the Purchased Options, no shares of the capital stock of the Target Companies have been issued or reserved for issuance. Except for the Purchased Options, there are no outstanding Options with respect to the capital stock of the Target Companies, or agreements, arrangements or understandings to issue Options with respect to the capital stock of the Target Companies and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Target Companies' capital stock.

                  (d) The Individual Sellers are the record and beneficial owners of the Purchased Stock, the Purchased Options and the Purchased Loan Accounts as set forth in Section 2.03(b) of the Disclosure Schedule free and clear of all Liens. The delivery to the Purchaser at the Closing of the certificates representing the Purchased Stock accompanied by a share transfer form reflecting the Purchaser as the transferee and an assignment of the Purchased Options reflecting the Purchaser as the assignee, executed in each case by the Individual Seller identified in Section 2.03(b) of the Disclosure Schedule as the owner thereof, will transfer to Purchaser good and valid title to the Purchased Stock, the Purchased Options and the Purchased Loan Accounts, free and clear of all Liens.

         3.03 AUTHORITY. Each of the Sellers has the full legal capacity to execute and deliver this Agreement and the Operative Agreements to which he, she or it is a party and to perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements by the Selling Companies and the consummation by the Selling Companies of the transactions contemplated hereby and thereby have been duly and validly approved by each of the Selling Companies, and no other action on the part of any of the Selling Companies is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by each of them of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and this Agreement constitutes, and each of the Operative Agreements to which such Seller is a party (when so executed and delivered) will constitute, legal, valid and binding obligations of each of the Sellers enforceable against him, her or it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.04 SUBSIDIARIES; OFFICERS AND DIRECTORS; CHARTER AND BYLAWS.

         (a) No Company has any Subsidiaries.

         (b) The name of each director and officer of each Company on the date hereof, and the position with such Company is listed in Section 3.04 of the Disclosure Statement.

         (c) The Sellers, prior to the execution of this Agreement, have delivered to Purchaser true and complete copies of the Certificate or Articles of Incorporation and By-laws of each Company.

         3.05 NO CONFLICTS. The execution and delivery by each of the Sellers of this Agreement do not, and the execution and delivery by each of the Sellers of the Operative Agreements to which he, she or it is a party, the performance by each of the Sellers of his, her or its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or By-laws of any Company or of any agreement of the shareholders of any Company;

                  (b) subject to obtaining the consents and approvals and making the filings and giving the notices referred to in Section 3.06 below or described in Section 3.06 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Company or any of their respective Assets and Properties, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement or to materially hinder or delay such consummation or would reasonably be expected to have a material adverse effect on the assets, business, operations or financial performance of the Acquired Businesses after the Closing; or

                  (c) except as described in Section 3.05 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Company or any of the Individual Sellers to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Purchased Stock or any Company or any of their respective Assets and Properties (including without limitation the Purchased Assets) under, any Contract or Permit to which any Company or any of the Sellers is a party or by which any of their respective Assets and Properties is bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement or to materially hinder or delay such consummation or would reasonably be expected to have a material adverse effect on the assets, business, operations or financial performance of the Acquired Businesses after the Closing.

         3.06 GOVERNMENTAL APPROVALS AND FILINGS. Except for the applicable requirements of the HSR Act and as described in Section 3.06 of the Disclosure Schedule, no material permits, consents or approvals by, or filing with or notice to, any Governmental or Regulatory Authority, including, without limitation, any consents or approvals under any Environmental Law, is required on the part of any Company or any of the Individual Sellers in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which he, she or it is a party or the consummation of transactions contemplated hereby or thereby, for which purpose any permit consent, approval, filing or notice required in connection with any Government Contract shall be deemed to be material.

         3.07 MINUTE BOOKS AND RECORDS. The minute books and other similar records of each Company provided to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of such Company.

         3.08 FINANCIAL STATEMENTS AND RECORDS.

         (a) Attached hereto as Section 3.08(a) of the Disclosure Schedule are true and complete copies of the following financial statements:

                  (i) the audited balance sheets of Apcom as of October 31, 1996 and 1997, and the related statements of operations and cash flow for each year then ended, in each case with the report thereon of Apcom's Accountants, and the unaudited balance sheet of Apcom as of the Effective Date and the related statements of operations and cash flow for the seven month interim period then ended;

                  (ii) the audited balance sheets of Celerity as of December 31, 1996 and 1997 and the related statements of operations and cash flow for each year then ended, in each case with the report thereon of Celerity's Accountants, and the unaudited balance sheet of Celerity as of the Effective Date and the related statements of operations and cash flow for the five month interim period then ended;

                  (iii) the unaudited balance sheets of DTI as of December 31, 1996 and 1997 and the Effective Date, and the related statements of operations and cash flow for each year or interim period then ended;

                  (iv) the unaudited balance sheets of ASI as of December 31, 1996 and 1997 and the Effective Date, and the related statements of operations and cash flow for each year or interim period then ended.

Such unaudited balance sheets and related statements of operations and cash flow are referred to herein as the "Unaudited Financial Statement", such audited balance sheets of Apcom and Celerity and related statements of operations and cash flow are referred to herein as the "Audited Financial Statements", and the Unaudited Financial Statement together with the Audited Financial Statements, the "Financial Statements". The balance sheets of the Companies as of the Effective Date are herein referred to collectively as the "Effective Date Balance Sheet".

         (b) All such Financial Statements (i) were prepared from the books of account or other financial records of the Companies , (ii) were prepared in accordance with GAAP (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and audit adjustments) consistently applied throughout the periods involved, and (iii) fairly present the financial condition, results of operations, cash flow and EBIT of the Companies in all material respects as of the dates thereof and for the periods covered thereby.

         (c) On the Effective Date, determined in accordance with the accounting requirements and principles set forth in Section 3.08(c) of the Disclosure Schedule, and in each case as confirmed by and as set forth in the Effective Date Balance Sheet, (i) the aggregate shareholders equity of the Companies (comprising, for the purposes hereof, assets minus liabilities, for which purpose any tax deduction, tax carry back or deferred tax asset arising from or associated with the treatment of any part of the Purchase Price as deemed compensation to any Seller shall be deemed to have zero value) shall be $4,045,000 or greater, (ii) the aggregate Indebtedness of the Companies (excluding all intercompany amounts due or payable where the debits and credits offset one another other ) shall not exceed $400,000, and (iii) the aggregate cash and Cash Equivalents of the Companies shall not be less than $234,000.

         (d) The Companies each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.09 ABSENCE OF CHANGES. Except as set forth in Section 3.09 of the Disclosure Schedule, since the Effective Date, each Company has been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as disclosed in Section 3.09 of the Disclosure Schedule, there has not occurred since the Effective Date:

         (a) any amendment or change to the Articles or Certificate of Incorporation of any Company or the by-laws of any Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any Company, or any direct or indirect redemption, purchase or other acquisition by any Company of any capital stock or any other securities of, or any Options with respect to any capital stock or other securities of, such Company or any other Company, or any payment or discharge of or the giving of any security for the payment or discharge of any Liability of any Company to any Individual Seller or his or her Affiliate, other than for (i) salary as permitted by Section 5.01(f)(v), (ii) the payment of the commissions referred to in Section 3.09(d)(ii)(A), (iii) the payment of the bonuses referred to in Section 3.09(d)(i)(A), and (iv) the assignment by Apcom to Mr. Gallupe of a split dollar life insurance policy carried on the books of Apcom at a value of $94,000;

         (c) any authorization, issuance, sale or other disposition by each Company of any shares of capital stock of each Company, or any Option relating to such capital stock or any modification or amendment of any right of any holder of any outstanding shares of capital stock of any Company;

         (d) (i) any payment of a regular, special or year end bonus to any employee or officer or director of any Company, or any increase in salary, rate of commissions or rate of consulting fees of any director, officer, employee or consultant of any Company, other than (A) the payment of profit sharing bonuses by CSI to its employees in July 1998 in an amount not exceeding $193,000, and
(B) salary increases to non-management employees in the ordinary course of business and consistent with past practices; (ii) any payment of consideration of any nature whatsoever to any officer, director, stockholder (including the Individual Sellers), employee or consultant of any Company, other than (A) the payment of commissions by ASI and Celerity to DTI for products sold and shipped by ASI and Celerity prior to the Effective Date, accrued as a liability of ASI and Celerity to DTI as of the Effective Date, in an aggregate amount not exceeding $178,769 in respect of which the unpaid balance of DTI's receivable for such commission is an Excluded Asset, and (B) salary paid in the ordinary course of business consistent with past practices; (iii) any establishment or modification of (A) targets, goals, pools, formula or similar provisions under any Plan, employment contract or other employee compensation arrangement of any Company, or (B) salary ranges, guidelines or similar provisions in respect of any Plan, employment contract or other employee compensation arrangement of any Company; (iv) any grant of any severance, continuation or termination pay to any director, officer, stockholder (including the Individual Sellers) or employee of any Company; or (v) any adoption, entering into, amendment, modification or termination (partial or complete) of any Plan or employment contract of any Company;

         (e) (i) incurrences by any Company of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any Company under, any Indebtedness of or owing to any Company;

         (f) any change in or incurrence of any Liability of any Company other than as permitted by Section 3.10(b);

         (g) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets and Properties of any Company in an aggregate amount exceeding $10,000;

         (h) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of any Company (other than the assignment to Mr. Gallupe referred to in Section 3.09(b)(iv)) in an aggregate amount exceeding $10,000;

         (i) any purchase of any Assets and Properties of any Person or any sale, license or other disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of any Company, other than acquisitions or dispositions in the ordinary course of business of a Company consistent with past practice and the terms of this Agreement and the Operative Agreements;

         (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 3.18, (ii) any Permit held by any Company, or (iii) any Intellectual Property owned, held or used by any Company;

         (k) any capital expenditures or commitments for additions to property, plant, equipment or Intellectual Property of any Company in an aggregate amount exceeding $10,000;

         (l) any commencement or termination by any Company of any line of business;

         (m) any transaction by any Company with any other Company or with any officer, director, stockholder (including any Individual Seller), Affiliate or Associate of any Company, other than pursuant to a Contract in effect on the Effective Date and disclosed to Purchaser pursuant to Section 3.18(a)(viii) or other than pursuant to any contract of employment listed pursuant to Section 3.18(a)(I) of the Disclosure Schedule;

         (n) the commencement or notice or threat of commencement of any lawsuit or proceedings against, or investigation of, any Company or its affairs;

         (o) any notice of any claim of ownership by a third party of the Intellectual Property of any Company or notice of infringement by any Company of any third party's Intellectual Property rights;

         (p) any change in pricing or royalties set or charged by any Company to clients, customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to any Company;

         (q) any loan or advance by any Company to any Person, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practice;

         (r) any change in the accounting methods or procedures of any Company;

         (s) any other material transaction involving or development affecting any Company outside the ordinary course of business consistent with past practice; or

         (t) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

         3.10 NO UNDISCLOSED LIABILITIES.

                  (a) Except as specifically reflected or reserved against in the Effective Date Balance Sheet or as described in Section 3.10 of the Disclosure Schedule or as otherwise disclosed as liabilities in the other sections of the Disclosure Schedules hereto, there are at the Effective Date no liabilities or to the Seller's Knowledge contingent liabilities, whether or not required to be reflected in financial statements in accordance with GAAP, of, relating to or affecting any Target Company or any of its Assets and Properties or any of the Purchased Assets or Assumed Liabilities.

                  (b) Except as set forth in Section 3.10(b) of the Disclosure Schedule, no Company has since the Effective Date incurred any Liability other than (i) Liabilities incurred in the ordinary course of business consistent with past practice in connection with the purchase of goods and services for resale (but excluding any purchases which constitute capital expenditure) and which in aggregate amount outstanding from time to time do not exceed the amount outstanding at the Effective Date, (ii) Liabilities accrued consistent with past practice for United States federal and state income taxes and sales taxes for profits accruing after the Effective Date and sales after the Effective Date,
(iii) other Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of such Company and are not for tort or for breach of contract and which do not in the aggregate among all Companies exceed $50,000, and (iv) Liabilities incurred in accordance with and as specifically permitted by the provisions of this Agreement and the Operative Agreements, which do not in the aggregate among all Companies exceed $50,000.

         3.11 TAXES.

         (a) All Tax Returns required to have been filed by or with respect to any Company have been duly and timely filed, and such Tax Returns shall be duly and timely filed through the period from the date hereof to the Closing Date, and each such Tax Return correctly and completely reflects the Tax Liability and all other information required to be reported thereon. All Taxes due and payable by any Company have been paid (whether or not shown on any Tax Return), including all payments of estimated Taxes and withholding Taxes (taking into account any duly obtained extensions).

         (b) The provisions for Taxes due by any Company (including those for which Tax Returns are not yet required to be filed) in the Financial Statements for the period ended on the Effective Date, determined without credit, offset or deduction for any tax deduction, tax carry back or deferred tax asset arising from or associated with the treatment of any part of the Purchase Price as deemed compensation to any Seller, are sufficient for all unpaid Taxes of such Company through the Effective Date or, if required by GAAP to have been accrued on or before the Effective Date, after the Effective Date.

         (c) No Company is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by any jurisdiction in which any Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (d) Each Company has either (i) withheld or deducted all Taxes required by Law to have been withheld or deducted in connection with amounts paid or owing to any present or former employee, officer, director, shareholder, creditor, licensor, licensee, distributor, independent contractor or other third party, or (ii) if the Company did not itself make payments from which it could withhold such amounts, has contractually required the Purchaser pursuant hereto to transfer funds to such Company equal to the withholding amounts set forth in
Section 2.03(b) of the Disclosure Schedules; and each Company has duly paid all amounts so withheld or deducted to the proper recipients thereof within the times and in the manner required by such Laws, if such payment was required to have been paid over as of the Closing.

         (e) Section 3.11 of the Disclosure Schedule indicates those Tax Returns, if any, of the Companies that have been audited by the IRS or any other Taxing Authority, and indicates those Tax Returns of the Companies that are currently the subject of audit. No deficiencies, adjustments or changes in assessments for any Taxes have been proposed, asserted or assessed against any Company, and no Company expects any Taxing Authority to assess additional Taxes against or in respect of it for any past period. Except as disclosed in Section
3.1 1 of the Disclosure Schedule, (i) there are no investigations, examinations, reassessments, claims, actions, suits or proceedings pending or to the Seller's Knowledge threatened against any Company in respect of any Taxes, nor are there any matters under discussion with the IRS or any other Taxing Authority relating to any Taxes imposed, levied or assessed by any such Taxing Authority; and (ii) there is no dispute concerning any Tax Liability of any Company claimed or raised or to the Seller's Knowledge threatened by any Taxing Authority. There are no Liens (other than Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due) for Taxes upon the Assets and Properties of any Company. Sellers have delivered to Purchaser complete and correct copies of all Tax Returns filed by any Company and all Tax examination reports since January 1, 1996. No issue has been raised since that date by the IRS or any other Taxing Authority in any audit of any Company which, by application of similar principles, could be expected to result in a material proposed deficiency for any period prior to Closing not yet audited or under audit.

         (f) No Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         (g) No Company has received any written ruling related to Taxes or entered into any written and legally binding agreement with the IRS or any other Taxing Authority relating to Taxes.

         (h) No Company has any Liability for Taxes of any Person other than such Company (i) as a transferee or successor, (ii) by reason of Section 1.1502-6 of the United States Treasury Regulations or any similar provision of any other Law, (iii) by contract, or (iv) otherwise.

         (i) Except as set forth in Section 3.11 of the Disclosure Schedule, no Company has been a member of a consolidated, combined, affiliated or unitary group and no Company has filed or consented to the filing of any consolidated, combined, affiliated or unitary or similar return with any entity with respect to any Tax. No Company is a party to or is bound by any obligations under any Tax sharing, Tax indemnity or similar agreement or arrangement.

         (j) No Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for the purposes of any Tax or Tax Return.

         (k) No Company has made any payments, or is obligated to make any payments, or is a party to any Contract that could obligate it to make any payment, that would be nondeductible by reason of Section 280G of the Internal Revenue Code. No payment made by any Principal Stockholder, which payment is or will be considered to have been paid by any Company for federal income tax purposes under Section 83 of the Internal Revenue Code, will be nondeductible by reason of Section 280G of the Internal Revenue Code.

         (l) No Company has filed a consent under Section 341(f) of the Internal Revenue Code.

         (m) Immediately prior to the Closing, the Target Companies will be corporations described in Section 280G(b)(5)(A)(i) of the Internal Revenue Code

         3.12 LEGAL PROCEEDINGS.

         (a) Except as disclosed in Section 3.12(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (i) there are no Actions or Proceedings pending or, to the Seller's Knowledge, threatened against, relating to or affecting any Company or any Individual Seller (in his, her or its capacity as a stockholder of a Company), or any of their respective Assets and Properties or this Agreement and the transactions contemplated hereby;

                  (ii) there are no facts or circumstances known to any Company or any Individual Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) (i) above; and

                  (iii) neither any Company nor any Individual Seller has received notice, or is aware, of any Orders outstanding against any Company or any Individual Seller (relating to any Company or this Agreement).

         (b) Prior to the execution of this Agreement, the Companies have delivered all responses of counsel for any Company to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting any Company for the periods covered by the Audited Financial Statements. Section 3.12(b) of the Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting any Company, any Individual Seller (in his, her or its capacity as a stockholder of the Company) or any of their respective Assets and Properties since January 1, 1995.

         3.13 COMPLIANCE WITH LAWS AND ORDERS. No Company is, nor has any Company been at any time, in any material violation of or in any material default under any Law or Order applicable to any Company or any of its respective Assets and Properties. In furtherance and not limitation of the foregoing, no Company has violated any Law in any material way in connection with the offer, sale or purchase of any securities.

         3.14 PLANS.

         (a) Set forth in Section 3.14(a) of the Disclosure Schedule is a complete and correct list of all Plans maintained or contributed to by any Company, Plans pursuant to which any Company may have any Liability, and Plans covering employees or former or retired employees of any Company ("Employees") with respect to their employment with any Company. Except as disclosed in
Section 3.14(a) of the Disclosure Schedule, each Plan is in writing or has been properly summarized in writing and true and complete copies of the following items relating to each Plan, where applicable, have heretofore been delivered to
Purchaser: (i) the Plan and any trust, custodial or other funding agreement, including all amendments thereto; (ii) the three most recent actuarial reports and annual reports filed with any Governmental or Regulatory Authority for the three most recent Plan years; (iii) the most recent summary plan description, all summaries of material modifications to such summary plan descriptions and all material Employee communications relating to such Plans distributed within the last twelve (12) months, and (iv) the most recent custodian or trustee reports or other financial statement for funded Plans.

         (b) Each of the Plans that is a retirement, savings or other pension plan as defined in Section 3(2) of ERISA has been determined by the IRS to be tax-qualified under Section 401 of the Internal Revenue Code, and, each Company has complied, in all material respects, with all applicable Laws in administering such Plans, including specifically the provisions of ERISA. To the Seller's Knowledge, no non-exempt prohibited transaction, as defined in Section 4975 of the Internal Revenue Code, has occurred with respect to any such Plans, and no such Plan has incurred any accumulated funding deficiency, as defined in
Section 412 of the Internal Revenue Code, whether or not waived. There has not been, with regard to any such Plan, any reportable event, as defined in Section 4043(b) of ERISA, that is required to be reported to the PBGC by any Law. The fair market value of the assets of each such Plan that is subject to Title IV of ERISA equals or exceeds the present value of all benefits accrued under such Plan, whether or not vested, based on the actuarial assumptions that would be used by the PBGC if the Plan were terminated as of the date of this Agreement or as of the Closing Date. As to each of the Plans that is a health, severance, insurance, disability and other employee welfare Plan, and all other employee benefit plans and programs as defined in Section 3(1) of ERISA, except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company has complied, in all material respects, with all applicable Laws in the administration thereof including, without limitation, the provisions of ERISA when applicable. The Company has not terminated any Plan or incurred any material liability to the PBGC under Title IV of ERISA and, to the Seller's Knowledge, no condition exists that could reasonably be expected to cause the Purchaser to incur any such liability. All premiums payable to the PBGC have been paid when due. No compensation or benefit that is or will be payable as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

         (c) All required employer contributions, premium payments and source-deducted Employee contributions under the Plans have been made or will be timely made and remitted to the funding agents thereunder. All such contributions to the Plans for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Effective Date Balance Sheet or are disclosed in Section 3.14 (c) of the Disclosure Schedule. No oral or written promise, commitment or representation has been made by any Individual Seller or any Company (i) to amend any of the Plans or to provide increased benefits thereunder to any of the Companies present or former employees, independent contractors, directors, officers or shareholders, except pursuant to the requirements, if any, of the Plans or any collective bargaining agreements, (ii) to establish any new Plans, or (iii) to fund or continue any Plan beyond the Closing Date. Except as set forth in
Section 3.14 (c) of the Disclosure Schedule, each Plan can be terminated on the Closing Date without making any additional contribution to such Plan other than normal contributions with respect to the current plan year.

         (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, each Plan has been maintained, operated and administered in compliance with its terms and all related documents or agreements and in compliance with all applicable Laws. Except as set forth in Section 3.14(d) of the Disclosure Schedule, any non-compliance or failure to properly administer a Plan or related trust or fund has not exposed such Plan or related trust or fund or any Company, nor could it result in any exposure of the Purchaser, to any Taxes, penalties or Liabilities to any Person, or expose the Plan to disqualification or the trust or fund to loss of tax exempt status.

         (e) There is no pending or, to the Seller's Knowledge threatened claim (other than claims for benefits in the ordinary course), assessment, complaint, proceeding or investigation of any kind before any Governmental or Regulatory Authority with respect to any Plan.

         (f) All insurance premiums required with respect to any Plan up to the Closing Date have been or shall be paid on or prior to the Closing Date, and, with respect to any such insurance policy, there shall be no Liability of any Company or the Purchaser in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events occurring prior to the Closing Date.

         (g) All benefits, expenses and other amounts due and payable to or under any Plan, and all contributions, transfers or payments required to be made to any Plan, have been paid when due.

         (h) No Plan provides benefits, including without limitation death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Law, (ii) deferred compensation benefits reflected on the books of a Company and described in Section 3.14(h) of the Disclosure Schedule or (iii) a pension plan as defined in Section 3(2) of ERISA.

         (i) Neither any Company nor any Plan has agreed to guarantee or indemnify the performance of any Person with respect to any Plan.

         (j) As a result of the purchase of the Purchased Stock and the Purchased Assets by the Purchaser, neither any Company nor the Purchaser shall be obligated to make a payment to any individual with respect to severance or compensation for personal services (other than salary and benefits at current rates for services performed), nor shall any benefit under any Plan be accelerated or become vested, including any stock options or similar rights to stock.

         3.15 REAL PROPERTY.

         (a) Section 3.15(a) of the Disclosure Schedule contains a true and correct list of (i) all real property owned by any Company ("Owned Real Property"), (ii) all real property leased, subleased or otherwise occupied by any Company (as lessor or lessee), together with a brief description of the terms thereof (the "Leased Real Property", and the leases relating thereto are herein called the "Real Property Leases" and the Leased Real Property and Owned Real Property collectively the "Real Property"), and (iii) all Liens relating to or affecting any Real Property Lease.

         (b) Each Company has a fee simple title in and to, and is the record owner of, the Owned Real Property, free of any Lien other than Permitted Liens. Subject to the terms of the Real Property Leases, each Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment and use of each of the Leased Real Properties leased by it for the full term of the lease thereof. Each Real Property Lease is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and except as set forth in Section 3.15(b) of the Disclosure Schedule, there is no, and no Company or Individual Seller has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. No Company owes brokerage, commissions or finders fees with respect to any such Real Property Lease or Leased Real Property, except to the extent that a Company may renew the term of any such Real Property Lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for premises similar to those leased, given their intended use and terms. No Company has assigned, sublet, transferred, hypothecated or otherwise disposed of any interest in any Real Property Lease, except as otherwise set forth in Section 3.15(b) of the Disclosure Schedule..

         (c) Each Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

         (d) The improvements on the Leased Real Property subject to the Real Property Leases and the Owned Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

         (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, the current use and operation of all Real Property is in material compliance with all Real Estate Leases to which such Real Property is subject.

         3.16 TANGIBLE PERSONAL PROPERTY. Each Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use (in each case subject only to Permitted Liens), all tangible personal property used in the conduct of its businesses, including all tangible personal property reflected on the Financial Statements for the period ending on the Effective Date and tangible personal property acquired since that date, other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. Except as otherwise set forth in Section 3.16 of the Disclosure Schedule, the principal items of such tangible personal property (which for the purpose of this Agreement shall mean those having an original purchase price of $2,000 or more) are listed in Section 3.16 of the Disclosure Schedule. All tangible personal property owned or used the Companies is free and clear of all Liens, other than Permitted Liens and other Liens disclosed in
Section 3.16 of the Disclosure Schedule and, in the case of leased tangible personal property, Liens which exists pursuant to the terms of the Contract under which such property is leased, and are in good working order and condition, ordinary wear and tear excepted, and their use complies in all material respects with all applicable Laws.

         3.17 INTELLECTUAL PROPERTY RIGHTS.

         (a) The only Intellectual Property owned or licensed for use or otherwise used by any Company is disclosed in Section 3.17(i) of the Disclosure Schedule. No other Intellectual Property is used in the conduct of the business of any Company. The Companies own all right, title and interest in each item of Intellectual Property disclosed in Section 3.17(i) of the Disclosure Schedule (none of which constitutes "work-made-for-hire" for customers or clients), except for those items of software identified in Section 3.17(i) of the Disclosure Schedule which have been exclusively (other than "shrink-wrap" or similar commercial end user licenses) and irrevocably licensed to a Company in perpetuity under valid and binding license agreements, true and correct copies of which have been provided to Purchaser, which license agreements are in full force and effect and which, in the case of lease agreements in favor of the Selling Companies, will be validly and enforceably assigned to the Purchaser as part of the Purchased Assets (the "Intellectual Property License Agreements"). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of the Intellectual Property License Agreements, and each Company is in compliance with, and has not breached (or would breach after notice or lapse of time) any term of, the Intellectual Property License Agreements and, to the Seller's Knowledge, all of the other parties to such Intellectual Property License Agreements are in compliance with, and have not breached, any of the terms thereof. There is no dispute between any Company and any licensor of such Intellectual Property regarding the scope of the license or performance under any applicable Intellectual Property License Agreement, including with respect to any payments to be made by a Company thereunder.

         (b) Except as disclosed in Section 3.17(ii) of the Disclosure Schedule, all such Intellectual Property disclosed in Section 3.17(i) of the Disclosure Schedule as owned by a Company is owned free and clear of any and all Liens, other than Permitted Liens. Section 3.17(ii) of the Disclosure Schedule lists all of the Companies' United States and foreign registrations or applications issued by, filed with or recorded by any Governmental Regulatory Authority with respect to the Intellectual Property listed in Section 3.17(i) of the Disclosure Schedule (including patent, trademark, copyright and other registrations and applications), and all of such registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been made and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the registrations or applications for registration of such Intellectual Property. Except as described in Section 3.17(ii) of the Disclosure Schedule, (i) there are no restrictions on the direct or indirect transfer of any such Intellectual Property subject to the terms of any license described in Section 3.17(i) of the Disclosure Schedule, (ii) the Companies have made available to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer software and program or other know-how or trade secret or proprietary information included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer software and programs or other know-how or trade secret or proprietary information, (iii) the Companies have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and proprietary information (including the enforcement by the Companies of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in the Companies' standard form, and all current and former employees and contractors of each Company have executed such an agreement), and (iv) no Company has granted to any Person any license, agreement or other permission to use such Intellectual Property. To the Seller's Knowledge, no such Intellectual Property is being infringed by any other Person, and no Company is infringing any Intellectual Property of any other Person. No claim is pending or, to the Seller's Knowledge, has been threatened to such effect or with respect to the ownership, validity, license or use of, or any infringement resulting from, any Company's Intellectual Property, or the sale of any products or services by any Company.

         (c) The information systems (including all computer hardware and software) owned, licensed or otherwise used by any Company upon which the Acquired Businesses are materially dependent, all products and services presently being purchased or acquired by the Companies or which the Companies have any Contract to purchase or acquire or are planning to purchase or acquire, and all products and services which the Companies currently produce, sell or supply or are planning to produce, sell or supply, and all products or services which the Companies have previously produced, sold or supplied subject to any guaranty or warranty of freedom from any such problem (whether by Contract, Law or otherwise), are free of any "Year 2000 Problem" and any "9/9/99 Problem" and any "leap year problem" such that such systems, products and services do not and will not, without requiring any modifications, experience any malfunctions or other usage problems in connection with (i) the year 2000 (and later years) as distinct from 1900's years, (ii) the premature cancellation or expiration of contractual rights or deletion of data on September 9, 1999, or (iii) any leap year.

         3.18 CONTRACTS AND ACQUIRED BUSINESSES.

         (a) Section 3.18 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if not in writing, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which any Company (or any Individual Seller on behalf of any Company) is a party or by which any of their respective Assets and Properties is bound:

                           (i) (A) all Contracts (excluding Plans which are listed on Section 3.14 of the Disclosure Schedule) providing for a commitment of employment or consultation services for a specified or unspecified term, specifying the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of any Company to make severance or other payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements or to any employee who is disclosed on Section 3.22(a) of the Disclosure Schedule, other than with respect to salary payments in the ordinary course of business consistent with past practice;

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of any Company or any Individual Seller (to the extent the restriction directly or indirectly affects any Company) to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with any Company (including, without limitation, any restriction respecting the provision of services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market), or prohibiting or limiting disclosure of confidential or proprietary information;

                           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of any Company and all guarantees of any Indebtedness or other obligations by any Company of any third Person;

                           (v) all Contracts with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees;

                           (vi) all Contracts with respect to or in connection with any Intellectual Property;

                           (vii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, and (B) any Business Combination;

                           (viii) all Contracts between or among any Company, on the one hand, and any current or former officer, director, stockholder (including any Individual Seller), Affiliate or Associate of such Company or any other Company or any Associate of any such officer, director, stockholder or Affiliate (other than a Company), on the other hand, other than Contracts disclosed pursuant to Section 3.18(a)(i);

                           (ix) all collective bargaining or similar labor Contracts;

                           (x) all leases of personal property which involved or which any Company anticipates will involve the payment of more than $5,000 in 1998 or 1999 or which extends beyond 1999;

                           (xi) any Contract for the sale, purchase or lease of goods, services or capital assets which involved or which any Company anticipates will involve the payment of more than $25,000 in 1998 or 1999 or which extends beyond 1999;

                           (xii) any fidelity or surety bond or completion bond;

                           (xiii) all Contracts that (A) limit or contain restrictions on the ability of any Company to declare or pay dividends on, to make any other distribution in respect of, or to issue or purchase, redeem or otherwise acquire, its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require any Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (c) require any Company to maintain insurance in certain amounts or with certain coverages;

                           (xiv) all powers of attorney or comparable delegations of authority;

                           (xv) all Contracts which are not in the ordinary course of business or which are material to any Company; and

                           (xvi) all other Contracts, including but not limited to Contracts with clients or customers, that involve the payment or potential payment pursuant to the terms of any such Contract by or to a Company of more than $10,000 or which is not cancelable without penalty within thirty (30) days.

         (b) Except for the need to obtain the third party consents identified in Sections 3.05 and 3.06 of the Disclosure Schedule, each Contract required to be disclosed in Section 3.18 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither any Company nor any Individual Seller, or to the Seller's Knowledge any other party to such Contract, is or has received notice that it is in violation or breach of or default in any material respect under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default in any material respect under any such Contract).

         (c) Section 3.18 of the Disclosure Schedule contains a true and complete list of all Contracts to which the Companies have been a party during the thirty-six (36) month period preceding the Closing in which the Companies have received or have had available to them any preferential or advantaged category of business or business status, including without limitation as a small business, identifying in each case the relevant preferential or advantaged category.

         (d) The execution, delivery and performance of this Agreement and the Operative Agreements by the Sellers and the consummation by the Sellers of the transactions contemplated hereby and thereby will not result in any material increase in the costs associated with the conduct of the Acquired Businesses by the Purchaser after such execution, delivery, and performance, including without limitation costs associated with regulatory compliance or compliance with the contracting requirements of any customer of the Companies that is a Governmental or Regulatory Authority, associated with the status of the Companies or the Acquired

Businesses, or the loss of any such status as a small business or as any other preferential or advantaged category of business or business ownership, and will not result in the loss of any business associated with such status.

         (e) Section 3.18(e) of the Disclosure Schedule contains a true and complete list of all orders on hand of the Companies as at the Effective Date and as of the fifth (5th) Business Day prior to the date of execution of this Agreement. Each such order is, except as otherwise set forth on Section 3.18(e) of the Disclosure Schedule, a fixed and firm order that is not changeable or cancelable or subject to reduction or postponement or to any other material change at the instance of the customer without the consent of the relevant Company, and the Company is not obligated to give any such consent.

         (f) From and after the Effective Date and at all times thereafter through the completion of the Closing, the Sellers and the Target Companies have not taken or allowed any act or action, and nor has any omission or circumstance occurred, which act, action, omission or circumstance would, if taken, allowed or occurred after the date of execution hereof, constitute a breach of Section 5.01.

         (g) With respect to any Government Contract, there are no (A) past, pending or to the Seller's Knowledge threatened (i) claims by any Governmental or Regulatory Authority against any Company relating to any such Government Contract; (ii) suspension or debarment actions by any Governmental or Regulatory Authority against any Company; (iii) default terminations by any Governmental or Regulatory Authority or Person who is a prime contractor with respect to any Government Contract for the ultimate resale of products or services to any Governmental or Regulatory Authority; or (B) civil or criminal investigations of any Company by any Governmental or Regulatory Authority, including, but not limited to, any federal agency Inspector General (IG), the Defense Criminal Investigative Service (DCIS), the Defense Contract Audit Administration (DCAA), and the General Accounting Office (GAO) of which the Target Companies have been notified in writing or of which the Sellers have been notified or which are to the Seller's Knowledge threatened.

         (h) To the Seller's Knowledge, each Company and all current and former employees, consultants and agents while employed or retained by or acting on behalf of any Company and each Individual Seller has been and is in compliance with and have not violated the conflict of interest law (18 U.S.C. 207), Procurement Integrity Act (41 U.S.C. 423 et seq.), bribery and gratuity statute (18 U.S.C. 201), Major Fraud Act (18 U.S.C. 1031), Anti-Kickback Act (41 U.S.C. 51 et seq.), Byrd Amendment (31 U.S.C. 1352), False Statements statute (18 U.S.C. 1001), Truth in Negotiations Act (10 U.S.C. 2306a), civil False Claims Act (31 U.S.C. 3729 et seq.); criminal False Claims Act (18 U.S.C. 287); Program Fraud Civil Remedies Act (31 U.S.C.3801 et seq.) or the Covenant Against Contingent Fees (48 C.F.R. Subpart 3.4). Each Company, and the activities of each Company, have been and are in compliance with the requirements of the National Industrial Security Program Operations Manual.

         3.19 PERMITS AND LICENSES. Section 3.19 of the Disclosure Schedule contains a true and complete list of all Permits issued to or used in the business or operations of any Company, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, each Company has delivered to Purchaser true and complete copies of all such Permits. Except as disclosed in Section 3.19 of the Disclosure
Schedule:

         (a) the Companies own or validly hold all Permits that are required to conduct, or are material to, their respective business or operations as currently conducted or to own their respective Assets and Property;

         (b) each Permit listed in Section 3.19 of the Disclosure Schedule is valid, binding and in full force and effect; and

         (c) no Company is, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any material provision of any such Permit.

         3.20 INSURANCE. Section 3.20 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, fidelity, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of each Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Companies and that (i) have been issued to any Company or (ii) have been issued to any Person (other than a Company) for the benefit of a Company. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 3.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither any Company nor any Individual Seller, nor the Person to whom such policy has been issued, has received any notice of cancellation or termination in respect of any such policy or is in default thereunder (or would be in default with notice or upon lapse of time), and neither any Company nor any Individual Seller knows of any reason or state of facts that could reasonably lead to the cancellation of such policies.
Section 3.20 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering any Company since January 1, 1995. Neither any Company nor any Individual Seller has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Since the later of January 1, 1995 or, in the case of each Company, the date on which such Company commenced business, each Company has, in light of its business, location, operations, Assets and Properties, maintained at all times without interruption appropriate insurance, in scope and amount of coverages.

         3.21 AFFILIATE TRANSACTIONS.

         (a) Except as disclosed in Section 3.21 (a) of the Disclosure Schedule
(i) there are no Liabilities between any Company on the one hand, and any current or former officer, director, stockholder (including any Individual Seller), Affiliate (other than a Company) or Associate of any Company or any Associate of any such officer, director, stockholder or Affiliate on the other hand, (ii) no Company provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder (including any Individual Seller), or any such Affiliate or Associate, (iii) no such current or former officer, director, stockholder (including any Individual Seller) and no such Affiliate or Associate has any interest, directly or indirectly, in any Person which furnishes or sells any goods or services or provides any facilities to any Company, except that ownership of no more than 2% of the outstanding capital stock of a publicly traded corporation shall not be deemed to be an interest for the purposes of this Section 3.21(a), and (iv) no Company beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder (including any Individual Seller), Affiliate or Associate.

         (b) Except as disclosed in Section 3.21 (b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 3.21 (a) of the Disclosure Schedule was incurred or engaged in, on an arm's-length basis on competitive terms.

         (c) Except as disclosed in Section 3.21 (c) of the Disclosure Schedule
(i) there are no Liabilities of any Company to any other Company, (ii) no Company provides or causes to be provided any assets, services or facilities to any other Company, and (iii) no Company has any interest, directly or indirectly, in any other Company.

         3.22 EMPLOYEES, LABOR RELATIONS.

         (a) Section 3.22(a) of the Disclosure Schedule contains a list of the name of each officer, employee and consultant of each Company, together with such person's position or function, years of employment, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Neither any Company nor any Individual Seller has received any information that would lead him, her or it to believe that any such individual will or may cease to be engaged by a Company, or will refuse offers of engagement by a Company or the Purchaser for any reason, including, without limitation, because of the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

         (b) Except as disclosed in Section 3.22(b) of the Disclosure Schedule,
(i) to the Seller's Knowledge, there are no material controversies between any Company, on the one hand, and any employee or consultant of any Company, on the other hand, (ii) no Company is a party to or bound by any collective bargaining agreement or any other agreement with, or commitment to, any union of employees, and, to the Seller's Knowledge, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of any Company, and (iii) no unfair labor practice complaint or sex or age discrimination or harassment claim has been brought against any Company before any Governmental or Regulatory Authority and there are no facts or circumstances known to any Company or any Individual Seller that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of any Company. Each Company has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

         3.23 ENVIRONMENTAL MATTERS.

         Except as set forth in Section 3.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

         (a) Each Company has obtained and holds all necessary Environmental Permits.

         (b) Each Company, and the activities of each Company, have been and are in compliance with all material terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws.

         (c) There are no past, pending or threatened Environmental Claims or Environmental Liabilities against any Company, and neither any Company nor any Individual Seller is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim or Environmental Liability against any Company.

         (d) Neither any Company nor any predecessor of any Company nor any entity previously owned by any Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substances to any off-Site location which could result in an Environmental Claim or an Environmental Liability against any Company.

         3.24 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. Section 3.24(a) of the Disclosure Schedule lists the ten (10) largest customers or clients of each Company on the basis of revenues for goods sold or services provided in each of 1996, 1997 and 1998 (on an annualized basis). Section 3.24(b) of the Disclosure Schedule lists the ten (10) largest suppliers of the Companies collectively on the basis of cost of goods or services purchased in each of 1996, 1997 and 1998 (on an annualized basis). Except as set forth in Section 3.24(a) of the Disclosure Schedule, no current customer, client or supplier has ceased or materially reduced its purchases from or sales or provision of services to any Company since the Effective Date, or to the Seller's Knowledge, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof or by reason of this Agreement. To the Seller's Knowledge, no such customer or supplier is threatened with bankruptcy or insolvency. Except as set forth in Section 3.24 of the Disclosure Schedule, and except for deposits or other non-material amounts paid in the ordinary course of business consistent with past practice, no Company has accepted any prepayment of any sales price or fee or license fee from any client or customer that relates to products not yet delivered or services not yet performed by such Company.

         3.25 ACCOUNTS RECEIVABLE. The accounts and notes receivable of each Company reflected on the Effective Date Balance Sheet and all accounts and notes receivable arising subsequent to the Effective Date, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Effective Date Balance Sheet, as such reserve has been adjusted on the books of the Companies since the Effective Date in the ordinary course of business consistent with past practices, (vi) are not the subject of any Actions or Proceedings brought by or on behalf of any Company or by the account debtor, and (vii) have not been pledged as collateral by any Company

         3.26 INVENTORY. All inventory of each Company reflected on the Effective Date Balance Sheet consisted, and all such inventory acquired since the date of the Effective Date Balance Sheet consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice and industry standards, except to the extent of the reserve with respect thereto set forth on the Effective Date Balance Sheet. Except as set forth on Section 3.26 of the Disclosure Schedule, all items included in the inventory of each Company are the property of such Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by such Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental or Regulatory Authority.

         3.27 BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by any Company, any Individual Seller, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Company, any Individual Seller or any Affiliate.

         3.28 RESTRICTIONS ON CONDUCT OF BUSINESS. No Company is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

         3.29 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. Section 3.29 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of each Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         3.30 WARRANTIES. Section 3.30 of the Disclosure Schedule sets forth (i) all written warranties, guarantees and warranty policies of each Company with respect to its products and services (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) those Warranty Obligations which are subject to any dispute or, to the Seller's Knowledge, threatened dispute and
(iii) the claims experience of each Company since January 1, 1997 with respect to warranties, guarantees and warranty policies. Except as set forth in Section
3.30 of the Disclosure Schedule, (x) there have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of the Companies are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations and (y) the Effective Date Balance Sheet reflects adequate reserves for such Warranty Obligations.

         3.31 BUSINESS PLAN. Attached hereto as Section 3.31 of the Disclosure Schedule are the Sellers' current business plans (the "Business Plans") for the planned operations of the Companies during the remainder of calendar year 1998 and during calendar years 1999 and 2000, which includes, without limitation, a description of the capital requirements and staffing needs of each Company and a pro forma income statement. The Sellers and the Companies used reasonable care in preparing such business plan and the assumptions and projections therein are reasonable having regard to the facts and circumstances which to the Sellers' Knowledge exist or prevail at the time of the preparation of the plan; provided, however, that no representation or warranty is made or given that the Companies or the Acquired Businesses will in fact achieve or comply with any specific figure or projection contained in the Business Plans; and that the information in the Business Plans contains forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially include: rapid changes in products and technology that may displace products sold by the Companies or Purchaser; the competitive industries within which the Companies or Purchaser operate; the Companies' or Purchaser's success in identifying, acquiring and incorporating commercially reasonable technology, products or businesses, and in identifying and taking advantage of growth opportunities; the effect on cash flow and liquidity of differences between the expected and the actual timing of collection of accounts receivable; limited product lines and service offerings relative to other suppliers; and fluctuations in the Companies' or Purchaser's quarterly results of operations and the timing of orders from customers.

         3.32 CERTAIN PRACTICES. No shareholder, director, officer or, to the Seller's Knowledge, employee or agent of any Individual Seller or any Company has, directly or indirectly, made or agreed to make, any improper or illegal payment, gift or political contribution to, or taken any other improper or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of any Company.

         3.33 DISCLOSURE. To the knowledge and belief of the Principal Stockholders and of those other Individual Sellers who are directors and officers of any of the Companies, no representation or warranty of Sellers contained in this Agreement, and no statement contained in the Disclosure Schedule (including without limitation in the Financial Statements attached hereto as part of the Disclosure Schedule) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Principal Stockholders and those other Individual Sellers who are directors or officers of any of the Companies shall for the purpose of the preceding sentence only be deemed to have knowledge or belief of any fact, matter or circumstance, or act or omission if they would have had such knowledge or belief but for their reckless disregard with respect thereto.


ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MICRODYNE

         As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, and except as set forth in the Disclosure Schedule (with Section references corresponding to those set forth below), Purchaser and Microdyne hereby represent, warrant, covenant and agree to and with the Sellers as follows:

         4.01 ORGANIZATION. Purchaser and Microdyne are corporations duly organized, validly existing and in good standing under the laws of the state of Maryland, and have full corporate power and authority to conduct their business as and to the extent now conducted..

         4.02 AUTHORITY. Purchaser and Microdyne have full corporate power and authority to enter into this Agreement and the Operative Agreements to which each is a party and to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which each is a party by Purchaser and Microdyne and the consummation by Purchaser and Microdyne of the transactions contemplated hereby and thereby have been duly and validly approved by their boards of directors and no other corporate proceedings on the part of Purchaser and Microdyne are necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which each is a party by Purchaser and Microdyne and the consummation by Purchaser and Microdyne of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and Microdyne and constitutes, and the Operative Agreements to which Purchaser and Microdyne are a party (when so executed and delivered) will constitute, the legal, valid and binding obligation of Purchaser and Microdyne respectively, enforceable against Purchaser and Microdyne in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.03 NO CONFLICTS. The execution and delivery by Purchaser and Microdyne of this Agreement do not, and the execution and delivery by Purchaser and Microdyne of the Operative Agreements to which each is a party, the performance by Purchaser and Microdyne of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Purchaser or Microdyne;

                           (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or Microdyne or any of their Assets and Properties, the effect of which, individually or in the aggregate, would reasonably be expected to have a materially adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby or would materially hinder or delay such consummation; or

                           (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under or (iii) require Purchaser or Microdyne to obtain any consent, approval or action of, make any filing with or give any notice (other than filings, if any, with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System and filings required under the HSR Act) to the extent applicable to any Person as a result or under the terms of, any Contract or Permit to which the Purchaser or Microdyne is a party or by which their Assets and Properties are bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

         4.04 GOVERNMENTAL APPROVALS AND FILINGS. Except for the applicable requirement of the HSR Act and as disclosed in Section 4.04 of the Disclosure Schedule, or as referred to in Section 4.03(c), no permits, consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser or Microdyne is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

         4.05 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of Purchaser or Microdyne, threatened against, relating to or affecting Purchaser or Microdyne or any of their Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

         4.06 BROKERS. Except for Robinson Humphrey, all of whose fees, expenses and commissions will be paid by Microdyne, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Microdyne or the Purchaser or their Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Microdyne or the Purchaser or any Affiliate.


ARTICLE V: CERTAIN AGREEMENTS OF THE PARTIES

         5.01 CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

         (a) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that between the date hereof and the Closing Date, they shall cause each Company to conduct its business in the ordinary course and consistent with prior practice.

         (b) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that between the date hereof and prior to the Closing Date, and without making any commitment on

Purchaser's behalf, they will cause each Company to use all reasonable efforts to preserve substantially intact the business organization of each Company, to keep available to Purchaser the services of all of the employees of each Company and to preserve the current relationships of each Company with its clients, customers, suppliers and other persons with which each Company has significant business relationships.

         (c) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that between the date hereof and prior to the Closing Date, they will cause each Company to maintain their Books and Records in the usual, regular and ordinary manner consistent with past practices; to use all reasonable efforts to continue in full force and effect the policies of insurance listed in Section 3.20 of the Disclosure Schedule or comparable substitute policies and will promptly notify Purchaser of any cancellation or non-renewal of such insurance; and to use all reasonable efforts to maintain all of each Company's Assets and Properties in good repair, working order and operating condition (subject only to ordinary wear and tear).

         (d) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that between the date hereof and prior to the Closing Date, they will not permit any Company to amend its Certificate or Articles of Incorporation or By-laws or merge, amalgamate or consolidate or sell all or substantially all of its Assets and Property, or obligate itself to do so, with or into or to any other Person, without the prior written consent of Purchaser.

         (e) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that between the date hereof and prior to the Closing Date, they will cause each Company to (i) comply with all material applicable Laws, (ii) file all Tax Returns required to be filed and make timely payments of applicable Taxes when due; and (iii) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits.

         (f) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree that without the prior written consent of Purchaser, they will not permit any Company between the date hereof and prior to the Closing Date to:

                           (i) amend its Articles or Certificate of
                  Incorporation or Bylaws;

                           (ii) change its accounting methods, principles or
                  practices, except to the extent required by GAAP and concurred in by such Company's independent accountants;

                           (iii) declare, set aside or pay any dividend or other
                  distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of such Company or any other securities or redeem, repurchase or otherwise acquire any equity or other securities of, or Options with respect to any equity or other securities of, such Company, or pay or discharge or give security for the payment or discharge of any Liability to any Individual Seller or his or her Affiliate, other than for salary as permitted by
                  (v) below;

                           (iv) revalue any of its Assets and Properties,
                  including, without limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                           (v) establish any new, or amend or modify any
                  existing, Plan; pay any bonus or other payment to any employee, officer or director except salary payments at the rates prevailing on January 1, 1998 the payment of which has not previously been deferred; or increase the compensation payable or to become payable to any directors, officers or employees of such Company, except salary increases as may be required by Law, and salary increases to non-management employees in the ordinary course of business consistent with past practice and not in excess or $5,000 per annum in the aggregate for all such employees

                           (vi) enter into any employment or severance Contract
                  with any of its directors, officers or employees (whether new hires or existing employees) or establish, adopt or enter into any collective bargaining agreement, or enter into any Contract or transaction any other Company or with any officer, director, stockholder (including any Individual Seller), Affiliate or Associate of any Company which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule;

                           (vii) create, incur, assume, maintain or permit to
                  exist any Lien on any of the Assets and Properties of such Company other than Permitted Liens;

                           (viii) create, incur or assume any Indebtedness,
                  including obligations in respect of capital leases, or guarantee any Indebtedness or any other obligation of any other Person;

                           (ix) pay or discharge any material claim, Liability
                  or Lien (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of such Company in existence on the date hereof;

                           (x) transfer to any Person any rights to the
                  Intellectual Property of such Company, other than as reasonably necessary in the ordinary course of business consistent with past practice in rendering services to clients and customers;

                           (xi) enter into any Contract granting marketing,
                  distribution or similar rights of any type or scope with respect to any products or services of such Company;

                           (xii) commence any litigation;

                           (xiii) hire any new employees, agents or consultants,
                  except employees earning less than $50,000 per annum to replace employees who have left the employ of such Company;

                           (xiv) authorize or make any capital expenditure in
                  excess of an aggregate of $10,000;

                           (xv) issue or agree to issue any shares of its
                  capital stock or Options with respect to such stock;

                           (xvi) become a party to any Contract which, if it
                  existed on the date hereof, would be required to be listed in the Disclosure Schedule, or amend or terminate any Contact listed on the Disclosure Schedule;

                           (xvii) acquire or agree to acquire by merging,
                  amalgamating or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, limited liability company, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

                           (xviii) sell, lease, license, or otherwise dispose of
                  any material item of its Assets and Properties or any item of Intellectual Property (except as described in subsection (x) above);

                           (xix) make or change any material election in respect
                  of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                           (xx) abandon, modify, waive, terminate or otherwise
                  change any of the Permits described in Section 3.19 of the Disclosure Schedule;

                           (xxi) settle or compromise any material claims
                  against such Company;

                           (xxii) take any action or course of action
                  inconsistent with compliance with the covenants and agreements contained in this Agreement; or

                           (xxiii) take or agree to commit to take any action
                  that would make any representation or warranty of the Sellers contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time or which would diminish the value of such Company as a going concern.

         5.02 ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, the Principal Stockholders shall, and shall cause each Company's officers, directors, employees, auditors and agents to, (i) afford the Representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, Books and Records of each Company and to each Company's officers, employees, agents, accountants and actuaries, and (ii) furnish to the Representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of each Company as Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of any Company. No investigation or access to information pursuant to this Section 5.02 shall affect any representation or warranty made by Sellers to Purchaser hereunder or otherwise affect the rights and remedies available to Purchaser hereunder.

         5.03 BOOKS AND RECORDS.

         (a) Purchaser agrees that it shall preserve and keep all material books and records of each Selling Company for the period up to and including the Closing Date in the possession of Purchaser or a Target Company for a period of at least three (3) years from the Closing Date. After such three-year period, before Purchaser or a Target Company shall dispose of any of such books and records, at least ninety (90) calendar days' prior written notice to such effect shall be given by Purchaser to the Sellers' Representative and the Sellers' Representative, on his behalf and on behalf of any of the other Sellers, shall be given an opportunity, at Sellers' cost and expense, to remove and retain all or any part of such books and records as such Sellers' Representative may select. During such three-year period, duly authorized representatives of the Sellers' Representative shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records, with any out-of-pocket costs being borne by the Sellers, and such access shall be limited to such pre-Closing Date books and records.

         (b) If, in order properly to prepare documents required to be filed with Governmental or Regulatory Authorities or financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to any Company, and such information is in the possession of the other parties hereto, such possessing party agrees to use all reasonable efforts to furnish such information to such other parties, at the cost and expense of the party making the request, and excluding from any party's obligation any information which is subject to a confidentiality agreement with any third Person. In addition, the Sellers' Representative shall have the right to review any and all work papers and work product in connection with the Purchaser's determination of the Earn Out Amount.

         5.04 CONFIDENTIALITY.

                  (a) The information which Purchaser acquires about any Company as a result of the investigations permitted by this Agreement is termed "Evaluation Material." Purchaser agrees that neither it nor any of its Representatives will use any Evaluation Material for any purpose not related to the transactions contemplated by this Agreement and will not disclose any Evaluation Material to anyone except its Representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Purchaser agrees that it and its representatives will return any written Evaluation Material in their possession, or will destroy and will not retain any written Evaluation Material, any copies thereof or any notes or memoranda made using such written Evaluation Material.

                  (b) The confidentiality agreement contained herein will terminate upon the earlier of five years after the date hereof or upon the Closing.

                  (c) Notwithstanding the foregoing, the Purchaser and its Representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from the Sellers or a Company or their Representative, (ii) such information has become generally available to the public, or (iii) such information is provided to the Person using or disclosing it by a Person who obtained such information or may disclose such information other than as a result of a breach of or in breach of this Agreement or any other Contract between the Purchaser and the Selling Companies or the Target Companies. Furthermore, the Purchaser and its Representatives may disclose such information to the extent that they are required to do so to comply with an Order, but upon receiving notice that any such Order has been issued or is being sought, they will promptly notify Sellers and will, at Sellers' expense, cooperate with Sellers' or Company's efforts to contest the issuance of such Order.

         5.05 REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

         (a) Each of the Sellers and the Purchaser will use all reasonable efforts to obtain all authorizations, consents, Orders and approvals of all Governmental or Regulatory Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in Section 5.05(b).

         (b) Purchaser and Sellers will use all their respective reasonable efforts to assist one another in obtaining the consents referred to in Sections 5.05(a), 6.01(c), 6.02(c) and, if any, the consents referred to in Section 6.02(d); provided, however, that Purchaser shall not be obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees or (ii) to take any actions with respect to its business or the business of any Company which, in its reasonable judgement, is materially adverse.

         5.06 NO SOLICITATION OF OFFERS, ETC.

         (a) Prior to the termination of this Agreement in accordance with its terms, the Sellers and their Affiliates, including the Target Companies, shall not, nor shall they authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative of or Person retained by them to, directly or indirectly, take any action to knowingly solicit, encourage or facilitate any action that might lead to, or accept any offers, initiate or participate in negotiations or discussions with, or provide any non-public information to, or enter into any letter of intent, preliminary agreement or definitive agreement with any Person with respect to, any possible Business Combination of or with respect to any Company. Sellers and the Target Companies shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect thereto or in connection therewith.

         (b) Sellers acknowledge and agree that a violation by it of Section 5.06(a) will cause irreparable damage to Purchaser. Accordingly, each of the Sellers agrees that, in the event of a breach of Section 5.06(a), Purchaser shall be entitled to a temporary or permanent injunction or restraining order to prevent breaches of Section 5.06(a) and to specifically enforce the terms and provisions thereof without the need to post any security or bond, such rights to be cumulative and in addition to whatever other remedies at law or in equity or otherwise the Purchaser may have pursuant to this Agreement.

         5.07 NOTICE OF CERTAIN MATTERS.

         (a) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree to give prompt notice in writing to Purchaser of:
(i) any information that indicates that any representation or warranty of the Sellers contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VI hereof, (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Contract listed on the Disclosure Schedule, and (v) any change in the officers or directors of any Company.

         (b) The Principal Stockholders and the Selling Companies, jointly and severally, covenant and agree to (i) promptly advise Purchaser of any fact, condition or change that, individually or in the aggregate, has or results in a material adverse effect on the Business or Condition of any Company, and (ii) notify Purchaser of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated) or other Action or Proceeding involving any Company or any of its respective Assets and Properties, and will keep the Purchaser fully informed of such events and permit Purchaser's Representatives reasonable access to all materials prepared in connection therewith.

         (c) The giving of any such notice under this Section 5.07 or the providing of the financial statements contemplated by Section 5.08 shall in no way change or modify the Sellers' representations and warranties or the conditions to Purchaser's obligations contained herein or otherwise affect the remedies available to Purchaser hereunder.

         5.08 INTERIM FINANCIAL STATEMENTS. The Principal Stockholders and the Selling Companies shall, as soon as available, but no later than fifteen (15) days after the end of the relevant month or quarter, as the case may be, deliver promptly to Purchaser any and all final monthly (including without limitation as of and for the period ended June 30, 1998) and quarterly financial statements for each Company, audited or unaudited, prepared for the management of such Company after the date of this Agreement and prior to the Closing Date, and the Principal Stockholders shall cause the Companies to prepare such financial statements.

         5.09 SELLERS' OBLIGATIONS. Each Seller hereby agrees that in each instance in this Agreement where any Company is obligated to act or refrain from acting under this Agreement during the period prior to the Closing, such Seller individually, or together with the other Sellers, shall cause such Company to fulfill such obligations.

         5.10 FURTHER ACTION. Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Each Individual Seller hereby transfers, conveys, assigns and delivers to the Purchaser, free and clear of all Liens, except (other than in the case of Purchased Stock, Purchased Loan Accounts and Purchased Options) for Permitted Liens and Assumed Liabilities all of such Seller's respective Assets and Properties (other than the Excluded Assets) , if any, used, held for use or related to the business or operations of the Companies.

         5.11 ALLOCATION OF PURCHASE PRICE. The Purchase Price has been agreed upon by the parties and the values assigned to the various Purchased Assets and Purchased Stock are listed in Section 5.11 of the Disclosure Schedule. Sellers and the Purchaser agree that the values were separately established as a result of good faith bargaining and that, in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code they will use such prices.

         5.12 HSR FILING. Within fifteen (15) days of the date hereof, the Sellers, and the Purchaser will, if any such filing is required by Law, each file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, pursuant to the HSR Act, Notification and Report Forms with respect to the transactions contemplated by this Agreement and respond as promptly as is practicable to all inquiries received from either agency for additional information or documentation.

         5.13 CERTAIN EMPLOYEE AND SELLER MATTERS

         At the Closing, the Target Companies will enter into employment agreements substantially in the form of the employment agreement attached hereto as Exhibit F-1 with those employees identified in Exhibit F-2, in each case for the duration of employment period set forth opposite the name of each such employee in Exhibit F-2 ("Employment Agreements").

At the Closing, (i) the Purchaser will offer employment to all of the employees of the Selling Companies on substantially the same terms and conditions as those upon which such employees are employed by the Selling Companies, (ii) every employee of each Company (including without limitation all of the employees of the Selling Companies to whom the Purchaser so offers employment) and every Individual Seller shall execute a confidentiality, non-disclosure, and assignment agreement in favor of the Target Companies and the Purchaser in the form of the agreement attached hereto as Exhibit F-3 (the "Employee Non-Disclosure, Development and Assignment of Proprietary Rights Agreement"), and (iii) those employees identified in

Exhibit F-4 hereto shall execute the post-employment non-competition agreement in the form of the agreement attached hereto as Exhibit F-4, in each case for the period set forth opposite the name of each such employee in Exhibit F-4 hereto (the "Employee Non-Competition Agreements")

         (b) At the Closing, Mr. Gallupe, in furtherance of his stated objective of retiring, shall resign his employment with each Company and shall execute a Non-Competition Agreement in favor of the Target Companies and the Purchaser in the form of Exhibit D hereto (the "Gallupe Non-Competition Agreement"), and the Purchaser shall pay to Mr. Gallupe the consideration therefor as set forth in the Gallupe Non-Competition Agreement.

         5.14 CERTAIN PERFORMANCE BONUSES. The Purchaser will implement a performance bonus plan substantially in compliance with the factors and parameters set forth in Exhibit K hereto, in which those employees of the Target Companies identified in Exhibit K hereto may participate and receive benefits pursuant to the terms thereof.

         5.15 BULK SALES LAWS The Selling Companies and the Purchaser have chosen to waive compliance with the provisions of any "bulk sales" Laws or any other similar Laws which may be applicable to the purchase by the Purchaser of the Purchased Assets. The Principal Stockholders and the Selling Companies agree, covenant and undertake to pay promptly after the Closing, in full, and without set-off or deduction, any and all Liabilities of the Selling Companies which are not included among the Assumed Liabilities.

         5.16 USE AND CHANGE OF NAMES. The Sellers confirm and agree that the names "Digital Telcom" and "Acceleration Systems" are included among the Purchased Assets, and pursuant thereto, the Sellers agree and undertake that the Selling Companies will, at the Closing, change their names to names that are not in any way similar to or possible of being confused with that the names "Digital Telcom" and "Acceleration Systems" and to provide to the Purchaser confirmation thereof in form and substance reasonably satisfactory to the Purchaser.

         5.17 ESTOPPEL CERTIFICATES FOR LEASED REAL PROPERTY. The Sellers shall obtain and deliver to the Purchaser executed estoppel certificates reasonably satisfactory in form and substance to the Purchaser with respect to the Leased Real Property.

         5.18 SELLING COMPANY ARTICLES OF TRANSFER The Selling Companies and Purchaser shall duly execute and shall file with the Maryland State Department of Assessments and Taxation articles of transfer with respect to the sale of the Purchased Assets to the Purchaser, pursuant to and in compliance with the requirements of the Maryland General Corporation Law.

         5.19 SECTION 1445 The parties shall comply with the provisions of
Section 1445 of the Internal Revenue Code and Treasury Regulations issued thereunder. If any of the stockholders of the Target Companies provides to Purchaser a certification of non-foreign status meeting the requirements of Treas. Reg. Section 1.1445-2(b)(2) on or prior to the Closing Date in the form of the certification attached as Exhibit L hereto, and if the Purchaser is otherwise permitted to rely on such certificate under those Regulations, the Purchaser shall not withhold under Section 1445 with respect to payments to such stockholder.

         5.20 RELEASE OF LEASED PROPERTY LIENS. Following the Closing, the Sellers shall use reasonable efforts to obtain the release of all Liens that secure or constitute notice filings with respect to leases of tangible personal property with respect to which such lease has at the Closing been fully discharged or concluded and with respect to which the Companies have no Liability at the Closing.

         5.21 CERTAIN ASSUMED LIABILITIES, CERTAIN PAYMENTS. The Assumed Liabilities shall include, to the extent not discharged prior to Closing, commissions owed by ASI to Mr. Harvey Novak, Paul Lyons and Henry Lyons in an aggregate amount not exceeding $4,300. The Liabilities of the Target Companies at the time of Closing shall include interest accrued from the Effective Date to the Closing on certain Indebtedness of the Target Companies to Mr.Covell in an amount not exceeding $650 and to Mr. Timmer and Mr. Gallupe in an aggregate amount not exceeding $950, which shall, notwithstanding the provisions of
Article 2 and the Assignment and Release of Claims, continue to be owed after the Closing. The Purchaser undertakes to pay, or to cause the Target Companies to pay, such commissions and interest within one week after the Closing.


ARTICLE VI: CONDITIONS TO CLOSING

         6.01 CONDITIONS TO OBLIGATIONS OF SELLERS . The obligations of the Sellers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived in writing prior to the Closing or waived at the Closing by Sellers:

         (a) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any such portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Purchaser on or before the Closing Date or at the Closing shall have been complied with in all material respects, and Sellers shall have received a certificate of Purchaser to such effect signed by a duly authorized officer thereof.

         (b) NO ORDER OR SUIT. No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a material adverse effect on the Business or Condition of any Company or the Acquired Businesses; in addition, no Action or Proceeding before any Governmental or Regulatory Authority shall be pending or threatened and no investigation by any Governmental or Regulatory Authority shall have commenced seeking to restrain or prohibit (or questioning the validity or legality of) the transactions contemplated by this Agreement or seeking to restrict in any material respect the effective operation of the business of any Company after the Closing or seeking material damages from any Company or seeking material damages from the Purchaser in connection with this Agreement, which Purchaser, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such Order vacated.

         (c) GOVERNMENTAL FILINGS AND CONSENTS. All governmental orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing

Date, in form and substance reasonably acceptable to the Sellers except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to Sellers. The waiting period (if any), including extensions thereof, applicable to the consummation of the transactions contemplated hereunder required pursuant to the provisions of the HSR Act shall have either expired or been previously terminated, and all statutory periods in connection with notification procedures required under any Environmental Law (to the extent applicable) for the purposes of the consummation of the transactions contemplated hereby, shall have lapsed prior to the Closing Date.

         (d) LEGAL OPINION. Sellers shall have received from McGuire, Woods, Battle & Boothe, LLP, counsel to Purchaser, a legal opinion addressed to Sellers and dated the Closing Date in the form annexed hereto as Exhibit E.

         (e) INCUMBENCY CERTIFICATE. Sellers shall have received a certificate of the Secretary or an Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement, the Operative Documents to which Purchaser is a party and any other document required to be delivered hereunder.

         (f) PROCEEDINGS. All proceedings, corporate or otherwise, taken by Purchaser in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel.

         (g) NON-COMPETITION AGREEMENT. The Purchaser shall have paid to Mr. Gallupe the consideration for the Gallupe Non-Competition Agreement as such consideration is set forth therein.

         (h) PAY-OFF OF TARGET COMPANY LOAN. The Purchaser shall have repaid the Indebtedness of the Target Companies to Mellon Bank, N.A., in an aggregate amount not in excess of $825,000 owed by the Target Companies to Mellon Bank, N.A. under a line of credit and under an equipment lease.

         (i) THIRD PARTY CONSENTS. Sellers shall have received the third Person consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to the Sellers from the Persons listed in Section 6.02(i) of the Disclosure Schedule.

         (j) ORGANIZATIONAL DOCUMENTS. Sellers shall have received a copy of (i) the Certificate or Articles of Incorporation of the Purchaser, certified by the Maryland State Department of Assessments and Taxation, as of a date not earlier than ten (10) Business Days prior to the Closing Date, and accompanied by a certificate of the Secretary or an Assistant Secretary of the Purchaser, dated or of the Closing Date, stating that no amendments have been made to such document since such date, and (ii) the By-laws of the Purchaser, certified by the Secretary or an Assistant Secretary of the Purchaser.

         (k) GOOD STANDING. The Sellers shall have received a Certificate of Good Standing for the Purchaser from the Maryland State Department of Assessments and Taxation dated as of a date not earlier than ten (10) Business Days prior to the Closing Date.

         (l) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no events or circumstances shall have occurred which individually or in the aggregate have had or may reasonably be expected to have a material adverse effect on the Business or Condition of the Companies.

         (m) EMPLOYMENT AGREEMENTS. Apcom and Celerity shall have executed Employment Agreements with the Principal Stockholders other than Gallupe who are referred to in Exhibit F-2.

         6.02 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived in writing prior to the Closing or waived at the Closing by the Purchaser:

         (a) REPRESENTATIONS AND WARRANTIES, COVENANTS. Without giving effect to any matter disclosed to Purchaser between the date hereof and the Closing Date, the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Sellers and the Companies on or before the Closing Date or at the Closing shall have been complied with in all material respects, and Purchaser shall have received certificates of Sellers and the Companies to such effect signed by a duly authorized officer of each Company and by each Seller.

         (b) NO ORDER OR SUIT. No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a material adverse effect on the Business or Condition of any Company or the Acquired Businesses; in addition, no Action or Proceeding before any Governmental or Regulatory Authority shall be pending or threatened and no investigation by any Governmental or Regulatory Authority shall have commenced seeking to restrain or prohibit (or questioning the validity or legality of) the transactions contemplated by this Agreement or seeking to restrict in any material respect the effective operation of the business of any Company after the Closing or seeking material damages from any Company or seeking material damages from the Purchaser in connection with this Agreement, which Purchaser, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such Order vacated.

         (c) GOVERNMENTAL FILINGS AND CONSENTS. All governmental Orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date, in form and substance reasonably acceptable to the Purchaser and the waiting period (if any), including extensions thereof, applicable to the consummation of the transactions contemplated hereunder required pursuant to the provisions of the HSR Act shall have either expired or been previously terminated, all statutory periods in connection with any Environmental Laws (to the extent applicable) for the purposes of the consummation of the transactions contemplated hereby shall have lapsed prior to the Closing Date, and such approvals as shall have been obtained shall not impose upon Purchaser or any Target Company or the Acquired Businesses any conditions or other requirements which would cause any material additional costs or materially interfere with the continued operations of the business of Purchaser or any Company or materially and adversely affect the Business or Condition of any Company or the Acquired Businesses.

         (d) THIRD PARTY CONSENTS. Purchaser shall have received the third Person consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to the Purchaser from the persons listed in Section 6.02(d) of the Disclosure Schedule.

         (e) PURCHASER FINANCING. The Purchaser shall have obtained financing in such amount and on such terms and conditions as the Purchaser, in its sole discretion, shall consider necessary or desirable in connection with the consummation of the transactions contemplated hereby.

         (f) LEGAL OPINION. Purchaser shall have received from Tucker, Flyer & Lewis, counsel to the Companies, a legal opinion addressed to Purchaser and dated the Closing Date, in the form of Exhibit G.

         (g) RESIGNATION OF DIRECTORS AND OFFICERS OF TARGET COMPANIES. Purchaser shall have received the resignations, effective as of the Closing Date, of all the directors and all the officers of each of the Target Companies, except Geoffrey D. Timmer and Jack Anderson, and shall have received the resignation, effective as of the Closing Date, of Mr. Gary W. Gallupe as an employee of the Target Companies.

         (h) ORGANIZATIONAL DOCUMENTS. Purchaser shall have received a copy of
(i) the Certificate or Articles of Incorporation of each Company, certified by the Secretary of State or another appropriate official of the States of Maryland or California, as the case may be, as of a date not earlier than ten (10) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or an Assistant Secretary of each such Company, dated as of the Closing Date, stating that no amendments have been made to such document since such date, and (ii) the By-laws of each Company, certified by the Secretary or an Assistant Secretary of each Company, respectively.

         (i) GOOD STANDING. The Purchaser shall have received a Certificate of Good Standing for each Company from the appropriate official of the States of Maryland and California dated as of a date not earlier than ten (10) Business Days prior to the Closing Date.

         (j) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no events or circumstances shall have occurred which, individually or in the aggregate, have or that may be reasonably expected to have a material adverse effect on the Business or Condition of the Companies.

         (k) INCUMBENCY CERTIFICATE. Purchaser shall have received a certificate of an officer of each Company certifying the names and signatures of the officers of such Company authorized to sign any document required to be delivered by each such Company hereunder.

         (l) MINUTE AND STOCK BOOKS. Purchaser shall have received evidence reasonably satisfactory to it that the complete and correct minute books and stock certificate and transfer books (with all canceled and unused stock certificates attached) and the corporate seal of each Target Company are in the possession of the individual designated by Purchaser to the Sellers' Representative in writing at least two (2) Business Days prior to the Closing Date.

         (m) ASSIGNMENT AND RELEASE OF CLAIMS. Each Seller shall have executed and delivered to Purchaser and each Target Company the Assignment and Release of Claims in the form of Exhibit A.

         (n) CERTAIN EMPLOYMENT MATTERS. The Employment Agreements shall have been executed by each of the employees of the Target Companies referred to in Exhibit F-2, every employee of the Target

Companies and every Individual Seller shall have executed an Employee Development and Assignment of Proprietary Rights and Non-Disclosure Agreement in the form of Exhibit F-3 hereto, and those employees of the Target Companies referred to in Exhibit F-4 hereto shall also have executed the Employee Non-Competition Agreements, in each case for the period set forth opposite the name of each such employee in Exhibit F-4 hereto.

         (o) REPAYMENT OF INDEBTEDNESS. All Sellers who are indebted to any Company shall have repaid such indebtedness in full with interest thereon to the date of payment.

         (p) DISCHARGE OF LIENS. All Liens on the Assets and Properties of each Company, other than Permitted Liens, shall have been fully satisfied, terminated and discharged as evidenced by releases or satisfactions satisfactory to Purchaser, or the Lien holders shall have furnished undertakings satisfactory to the Purchaser to satisfy, terminate and discharge such Liens. Without limiting the foregoing, Mellon Bank N.A., First Montgomery Bank (or its successor) and Citibank shall have furnished undertakings satisfactory to the Purchaser to satisfy, terminate and discharge such Liens.

         (q) NON-COMPETITION AGREEMENT. Mr. Gallupe shall have executed and delivered to each Target Company and Purchaser the Non-Competition Agreement in the form of Exhibit D hereto.

         (r) PROCEEDINGS. All proceedings, corporate or otherwise, taken by Sellers and the Companies in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

         (s) NON-FOREIGN CERTIFICATE. Each Seller shall have executed and delivered to Purchaser a certificate in the form attached hereto as Exhibit L hereto with respect to Section 1445 of the Internal Revenue Code stating that each such Seller is not a "foreign person" as defined in said Section 1445 and applicable regulations thereunder.

         (t) SECTION 1445. The parties shall have complied with the provisions of Section 1445 of the Internal Revenue Code and Treasury Regulations issued thereunder and Purchaser shall have received such certificates as it deems necessary with respect to and in support of Purchaser's not withholding, pursuant to Section 1445, amounts otherwise due stockholders.

         (u) USE AND CHANGE OF NAMES. The Principal Stockholders and the Selling Companies shall provide to the Purchaser confirmation in form and substance reasonably satisfactory to the Purchaser that the Selling Companies have changed their names to names that are not in any way similar to or possible of being confused with that the names "Digital Telcom" and "Acceleration Systems".

         (v) SELLING COMPANY ARTICLES OF TRANSFER. The Selling Companies shall have duly executed and shall have filed with the Maryland State Department of Assessments and Taxation, and such department shall have accepted for filing, articles of transfer with respect to the sale of the Purchased Assets to the Purchaser, pursuant to and in compliance with the requirements of the Maryland General Corporation Law.

         (w) ESTOPPEL CERTIFICATES. The Sellers shall have obtained and delivered to the Purchaser executed estoppel certificates reasonably satisfactory in form and substance to the Purchaser with respect to the Leased Real Property.

ARTICLE VII: SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

         7.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Purchaser and its Affiliates (whether or not exercised) to investigate the affairs of each Seller and each Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, each Seller, on the one hand, and Purchaser, on the other, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement shall survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 3.01,
3.02 and 4.01; (b) until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to representations and warranties contained in Sections 3.14, 3.17, 3.23, and 3.27 and with respect to all covenants and agreements which by their terms require performance after the Closing Date; (c) the representations and warranties in Section 3.11 respecting the Liability of the Companies for Taxes shall continue to survive until the later of (x) the time at which all taxable periods to and including the Closing Date shall be closed to any further assessment of Taxes or to any assessment of any penalties or interest charges in respect of any such Taxes, by receipt of a final assessment, in form and substance reasonably satisfactory to Purchaser, from the appropriate Taxing Authorities, or (y) sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise; (d) the representations and warranties in Section 3.18(d) shall expire at the Closing; and (e) until November 15, 2000 with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clauses (b), (c) (d) or (e) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in
Article XI, but only with respect to matters described in the Claim Notice or Indemnity Notice.

ARTICLE VIII: INDEMNIFICATION

         8.01 INDEMNIFICATION.

         (a) From and after the Closing Date and subject to the limitation on indemnity provided in Section 8.01(c) and to the proviso at the end of this
Section 8.01(a), each of the Sellers shall indemnify the Target Companies, the Purchaser, Microdyne and their respective stockholders and the general partners, limited partners, officers, directors, employees, agents and Affiliates of each of them (in each case, other than the Sellers) (collectively, the "Purchaser Indemnities"), in respect of, and hold each of them harmless from and against, and shall pay the full amount of, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any Company or Seller contained in this Agreement or any Assignment and Release of Claims or any Assignment of Options (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 7.01 above; provided, however, that (i) with respect to any Losses paid from the Escrow Agreement or which may be deducted from or offset against the Earn-Out Amount, the indemnification obligations of each Seller shall be limited to the extent of the pro rata portion thereof that she, he or it would have received (as set forth in Schedule A to the Escrow Agreement) were such amount to have been paid to the Sellers absent such Losses; (ii) subject to the limitation on indemnity provided in Section 8.01(c) below and to (iii) below, with respect to any Losses that exceed the Escrow Amount and the Earn-Out Amount (if earned), the indemnification obligations of the Principal Stockholders and the Selling Companies shall be joint and several for the full amount thereof and each of the Other Stockholders shall not be liable therefor; and (iii) the maximum amount of the indemnification obligations of each Principal Stockholder shall be limited to the portion of the Purchase Price received by, or receivable from the Escrow Amount by, each such Principal Stockholder, for which purpose the entire Escrow Amount shall, notwithstanding the provisions of Section 8.02(f), be deemed to be part of the Purchase Price, and, as set forth in the proviso to Section 2.01(a)(i), any amount of the Purchase Price withheld from a Principal Stockholder under applicable Tax or other Laws shall be deemed to have been paid to such Principal Stockholder.

         (b) From and after the Closing Date and subject to the limitation on indemnity provided in Section 8.01(d), Purchaser shall indemnify the Individual Sellers and their respective heirs, executors, personal representatives, successors and assigns, and the Selling Companies and their respective stockholders, officers, directors, employees, agents and Affiliates (the "Seller Indemnities"') in respect of, and hold each of them harmless from and against, and shall pay the full amount of, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or any Assignment and Release of Claims or any Assignment of Options (including, without limitation, any certificate delivered in connection herewith or therewith) and the Assumed Liabilities during any applicable survival period pursuant to Section 7.01 above.

         (c) No amounts of indemnity shall be payable as a result of a claim under Section 8.01(a) in respect of a misrepresentation or breach of warranty (other than a claim based upon fraud or willful or criminal misconduct or any claim pursuant to Sections 3.01 (first sentence) or 3.02 in which case the following clauses (i) and (ii) shall not apply) (i) unless and until the Purchaser Indemnities have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $170,000 in the aggregate, in which case the Purchaser Indemnities shall be entitled to seek indemnity for the entire amount of such Losses, or (ii) to the extent that the Purchaser Indemnities have suffered, incurred, sustained or become subject to Losses by reason of all such claims in excess of the Purchase Price (for which purpose the entire Escrow Amount shall, notwithstanding the provisions of Section 8.02(f), be deemed to be part of the Purchase Price).

         (d) No amounts of indemnity shall be payable as a result of a claim under Section 8.01(b) in respect of a misrepresentation or breach of warranty (other than a claim based upon fraud or willful or criminal misconduct or pursuant to Section 4.01, in which case the following clauses (i) and (ii) shall not apply) (i) unless and until the Seller Indemnities have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $170,000 in the aggregate, in which case the Seller Indemnities shall be entitled to seek indemnity for the entire amount of such Losses, or (ii) to the extent that the Seller Indemnities have suffered, incurred, sustained or become subject to Losses by reason of all such claims in excess of $2,000,000.

         8.02 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 8.01 will be asserted and resolved as follows:

         (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.01 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

         (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, provided that all Indemnifying Parties with respect to such Third Party Claim jointly acknowledge to the Indemnified Party its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may be modified through written agreement of the parties or arbitration hereunder) and provide assurances reasonably satisfactory to the Indemnified Party that the Indemnifying Parties will be financially able to satisfy such claim in full if it is decided adversely. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (except as hereinafter provided), but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as hereinafter provided), separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, if (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five (5) Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently and vigorously prosecute such defense in a timely manner, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of all Indemnified Parties, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party, and in all other cases may not so settle without the prior written consent of the Indemnified Party.

         (c) In the event any Indemnified Party should have a claim under
Section 8.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been actually prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 8.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration as provided in Article 11.

         (d) The indemnification provisions of this Article VIII shall constitute the sole and exclusive remedy of the parties hereto, for any inaccuracy, untruth, incompleteness or other breach of any representation or warranty contained in or made pursuant to this Agreement or for any breach of or failure to perform any covenant or agreement made in this Agreement or otherwise arising out of the contemplated transactions, and the parties each waive any other remedy, which they or any other Person entitled to indemnification hereunder may have at law or in equity with respect thereto. The amount of Losses suffered by any Person entitled to indemnification shall be reduced by an amount equal to any insurance recovery received by such Person with respect to such Loss and shall be reduced or increased by any Tax benefit or detriment attributable to the realization of such Loss and any Tax benefit or detriment attributable to the proper accounting of the Tax consequences of the receipt of any indemnification payment payable hereunder.

         (e) Notwithstanding anything contained in this Agreement to the contrary, at and after the Closing, no Seller shall be entitled to any indemnification, right of contribution or other right of recovery from either Target Company in connection with any claim made by or which could be made by an Indemnified Party against a Target Company or which a Target Company could be liable for, all of which are irrevocably waived and released by each Seller.

         (f) Any payment under this Article VIII shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax Laws, or, alternatively, by Purchaser as an offset to a Tax benefit item, if such characterization is proper under such Tax Laws.

ARTICLE IX: TERMINATION

         9.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing under the following provisions:

         (a) by mutual written agreement of the Purchaser and the Sellers' Representative;

         (b) by Purchaser after written notice to Sellers' Representative if Purchaser is not then in material breach of any material provision of this Agreement and there has been any one or more material misrepresentations in or breaches of the representations or warranties made by Sellers herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Purchaser grounds not to close under Section 6.02 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Purchaser shall have given notice to Sellers' Representative as provided in this paragraph (b); a termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

         (c) by Purchaser if Purchaser is not then in material breach of any provision of this Agreement after written notice to Sellers' Representative of the failure by Sellers to perform and satisfy in any material respect any of their material obligations required to be performed and satisfied by Sellers on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (c) shall become effective
(i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

         (d) by Sellers after written notice by Sellers' Representative to Purchaser if Sellers are not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentations in or material breaches of the representations or warranties made by Purchaser herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Sellers grounds not to close under Section 6.01 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Sellers' Representative shall have given notice to Purchaser as provided in this paragraph (d); a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing Date with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

         (e) by Sellers if Sellers are not then in material breach of any material provision of this Agreement after written notice by Sellers' Representative to Purchaser of Purchaser's failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Purchaser on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing Date with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

         (f) by Purchaser or by Sellers' Representative, if the Closing shall not have been consummated by September 30, 1998; provided, however, that neither Purchaser nor Sellers may terminate this Agreement pursuant to this paragraph
(f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its covenants or agreements contained in this Agreement; and

         (g) by Purchaser or Sellers' Representative if any Law or Order shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any Order enjoining any party hereto from consummating the transactions contemplated hereby is entered and such Order shall become final and nonappealable.

         The party desiring to terminate this Agreement pursuant to the foregoing provisions shall give written notice of such termination to the other party.

         9.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 9.02. If such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. The provisions of Sections 5.04, this Section

9.02 and Articles X, XI, and XII shall survive any termination of this Agreement pursuant to this Article IX, and each party hereto shall be fully responsible for any breach of Section 5.04, whether or not such breach occurs prior to the termination of this Agreement.

ARTICLE X: SELLERS' REPRESENTATIVE

         10.01 APPOINTMENT OF SELLERS' REPRESENTATIVE. Mr. Gary Gallupe is hereby appointed as agent and attorney-in-fact (the "Sellers' Representative") for each Seller, to give and receive notices and communications; to authorize delivery to Purchaser of payments from the Escrow Fund in satisfaction of claims by Purchaser; to object to such deliveries; to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders with respect to, any claims; to amend this Agreement (subject to Section 12.02) or the Escrow Agreement; to take all other actions set forth in this Agreement to be taken by the Sellers' Representative; and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. Such agency may be changed by the Sellers from time to time upon not less than thirty (30) days prior written notice to Purchaser and the Escrow Agent; provided that the Sellers' Representative may not be removed unless Sellers holding Shareholder Percentages totaling more than 50% agree to such removal and select a substituted agent. No bond shall be required of the Sellers' Representative, and the Sellers' Representative shall not receive compensation for services as such. Notices or communications to or from the Sellers' Representative shall constitute notice to or from each of the Sellers or their permitted transferees.

         10.02 LIMITATION OF LIABILITY. The Sellers' Representative shall not be liable for any act done or omitted hereunder as Sellers' Representative while acting in good faith and in the exercise of reasonable judgment. The Sellers shall severally indemnify the Sellers' Representative and hold him or her harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Sellers' Representative and arising out of or in connection with the acceptance or administration of the Sellers' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Sellers' Representative.

         10.03 ACTIONS BINDING. A decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all the Sellers and shall be final, binding and conclusive upon each of such Sellers, and the Escrow Agent and Purchaser may rely upon any such decision, act, consent or instruction of the Sellers' Representative as being the decision, act, consent or instruction of each and every such Seller. The Escrow Agent and Purchaser are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Representative.

ARTICLE XI: ARBITRATION OF DISPUTES

         11.01 ARBITRATION. The parties agree that, except as provided in
Section 5.06(b) hereof arbitration shall be the exclusive and final means for resolving any and every dispute, controversy, claim, or difference ("Disputes") related to or arising out of or in connection with this Agreement, or any commercial relationship or dealings of the parties that are related to or arise out of or in connection with the subject matter of this Agreement (including without limitation any questions concerning the scope and application of this arbitration clause or the arbitrability of any Dispute under this clause), which arbitration shall be conducted according to the rules then in effect of the American Arbitration Association (the "AAA"), or such other rules as the AAA may designate.

         11.02 PROCEDURE FOR ARBITRATION

         (a) The right of any party to require the arbitration of any Dispute hereunder and the arbitration of any Dispute hereunder shall be governed by the Federal laws of the United States (including expressly, but without limitation, the Federal Arbitration Act).

         (b) The arbitration shall be held in Fairfax, Virginia and shall be administered by the rules (the "Rules") then in effect of the AAA. Demand for arbitration (an "Arbitration Notice") shall be delivered by the party demanding arbitration under this Agreement (the "Initiating Party") to the party (or parties) with whom arbitration is sought in accordance with the procedure set forth in the Rules. The parties shall agree upon an arbitrator within thirty
(30) calendar days after the demand for arbitration is served. If they fail to do so within such time, the arbitrator, or a panel of three arbitrators if so requested by any party to the Dispute, shall be appointed by the AAA. If the arbitrator dies, becomes disqualified or incapacitated, or fails or refuses to act before the matter or matters subjected to such arbitration have been determined, then, in place of such arbitrator, a new arbitrator shall promptly be appointed in the same manner as such arbitrator. The arbitrator or arbitration panel shall decide any matter before him or it in accordance with this Agreement, including without limitation the law chosen by the parties in
Section 12.08 to govern this Agreement, which law shall also be the applicable law to govern the arbitration proceedings. The arbitrator shall have the power and the discretion to order discovery and the taking of depositions.

         (c) The arbitrator or arbitration panel shall proceed promptly and diligently and render his or its decision as soon as practicable. The decision of the arbitrator or arbitration panel shall be in writing and presented in separate findings of fact and conclusions of law (the "Arbitrators' Report") which shall be a final and binding award on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered in any court having jurisdiction thereto.

         (d) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by a party that prevails on any issue in any arbitration commenced hereunder or in any judicial proceeding seeking to enforce this agreement to arbitrate disputes or seeking to enforce any order or award of any arbitration hereunder shall be assessed against the party or parties that do not prevail on such issue or issues.

         11.03 LIMITATION ON POWERS OR ARBITRATORS. Notwithstanding the foregoing, it is hereby agreed that the arbitrator or arbitration panel shall only have the power to order or grant relief in a manner that is directly related to the subject matter of the dispute before the arbitrator or arbitration panel, that the relief or order that may be granted by the arbitrator or arbitration panel shall be limited to that which a court of competent jurisdiction would have had the power to order or grant were the dispute to have been heard before such court, and that no arbitrator or arbitration panel shall have any power to add to, alter or modify the terms and conditions of this Agreement or any other agreement executed and delivered in connection herewith or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

ARTICLE XII: MISCELLANEOUS

         12.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or delivered by a nationally recognized overnight courier service prepaid, to the parties at the following addresses or facsimile numbers:

         (a)      If to Purchaser, to:

                           MCTI Acquisition Corporation
                           c/o Microdyne Corporation
                           3601 Eisenhower Avenue
                           Alexandria Virginia 22304
                           Attention: Massoud Safavi, Chief Financial Officer Fax 703-317-4051

         with a copy to:

                           Clive R.G. O'Grady
                           McGuire, Woods, Battle & Boothe LLP
                           1627 Eye Street N.W.
                           Washington D.C. 20006
                           Fax: 202-828-2980

         (b)      If to Microdyne, to:

                           Microdyne Corporation
                           3601 Eisenhower Avenue
                           Alexandria Virginia 22304
                           Attention: Massoud Safavi, Chief Financial Officer Fax 703-317-4051

         with a copy to:

                           Clive R.G. O'Grady
                           McGuire, Woods, Battle & Boothe LLP
                           1627 Eye Street N.W.
                           Washington D.C. 20006
                           Fax: 202-828-2980

         (c)      If to the Sellers' Representative to:

                           Gary Gallupe
                           P.O. Box 119
                           or
                           25916 Reva Drive
                           Damascus, MD  20872
                           (301) 253-4664
                           Fax: (301) 253-1864

                  With a copy to:

                           Paul T. Kaplun
                           Tucker, Flyer & Lewis
                           1615 L Street, N.W. Suite 400

                           Washington, D.C. 20036-5610
                           Fax 202-429-3231

         (d) If to any other Seller to the address as it appears on Exhibit H hereto.

         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         12.02 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Purchaser and the Sellers' Representative, except that the consent of all Sellers shall be required to change the Purchase Price. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VIII.

         12.03 EXPENSES. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article VIII), each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

         12.04 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative.

         12.05 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term.

         12.06 NO ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Sellers or by Purchaser without the prior written consent of Purchaser or the Seller's Representative, respectively, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         12.07 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable,


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
(b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         12.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

         12.09 CONSTRUCTION.

                  (a) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  (b) The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

         12.10 TIME PERIODS. When any provision of this Agreement provides for the expiration of a time period or requires the giving of a notice on a day which is other than a Business Day, such time period or day shall be extended to the next succeeding Business Day.

         12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature Page Follows]


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
IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

PURCHASER:                          MCTI ACQUISITION CORPORATION

                                    By:      /s/ MICHAEL E. JALBERT
                                             --------------------------
                                             Name: Michael E. Jalbert
                                             Title: President and Ceo

MICRODYNE:                          MICRODYNE CORPORATION

                                    By:      /s/ MICHAEL E. JALBERT
                                             --------------------------
                                             Name: Michael E. Jalbert
                                             Title: President and Ceo

PRINCIPAL STOCKHOLDERS:

/s/ GARY W. GALLUPE
-------------------                 ----------------
Gary W. Gallupe                     Lillian M. Gallupe

/s/ GEOFFREY D. TIMMER              /s/ JACK L ANDERSON
----------------------              -----------------
Geoffrey D. Timmer                  Jack Anderson

--------------------
Dean Kobashigawa

SELLING COMPANIES:

                                    DIGITAL TELCOM, INC.

                                    By:      /s/ GARY W. GALLUPE
                                             -----------------------------------
                                             Gary W. Gallupe, President

                                    ACCELERATION SYSTEMS, INC.

                                    By:      /s/ GEOFFREY D. TIMMER
                                             -----------------------------------
                                             Geoffrey D. Timmer, Vice President

THE OTHER STOCKHOLDERS:


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